UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LCI INDUSTRIES
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 6, 2023

Tracy D. Graham Chairman, Lippert Board of Directors

Dear Fellow Stockholders:

You are cordially invited to join us for our 2023 Annual Meeting of Stockholders, which will be held in a virtual format only on May 18, 2023, at 9:00 A.M. ET.

The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the annual meeting. Members of our Board of Directors and executive officer team plan to be present at the meeting and available to answer questions regarding the Company.

Your vote is very important. Whether or not you expect to attend the meeting, we encourage you to submit your proxy through the Internet or by mail. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote via the online platform, you will be able to do so even if you have previously submitted a proxy through the Internet or by mail.

We appreciate your continued support of our Company.

Sincerely,

TRACY D. GRAHAM
Chairman of the Board

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES     3

LCI INDUSTRIES

3501 County Road 6 East

Elkhart, Indiana 46514

Notice of Annual Meeting of Stockholders to be held May 18, 2023

NOTICE IS HEREBY GIVEN to the holders of common stock of LCI Industries that the Annual Meeting of Stockholders of LCI Industries (the “Company”) will be held in a virtual format only on May 18, 2023, at 9:00 A.M. ET, for the following purposes:

(1)	To elect ten Directors to serve until the next Annual Meeting of Stockholders, each as recommended by the Board of Directors;

(2)	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as described in the accompanying Proxy Statement;

(3)	To determine, in a non-binding advisory vote, whether future stockholder votes on the compensation of the Company’s named executive officers should occur every one, two, or three years;

(4)	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2023; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 24, 2023, as the record date for the meeting, and only holders of record of the Company’s common stock at the close of business on that date will be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

A list of all stockholders entitled to vote at the meeting will be available for inspection at the Company’s office for ten days prior to the meeting.

By Order of the Board of Directors, ANDREW J. NAMENYE Executive Vice President, Chief Legal Officer, and Corporate Secretary

Dated: April 6, 2023

Elkhart, IN

NOTICE TO HOLDERS OF COMMON STOCK

YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES THROUGH THE INTERNET OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY CARD BY MAIL, BY SIGNING, DATING, AND MAILING THE PROXY CARD IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2023.

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, AND OUR 2022 ANNUAL REPORT TO STOCKHOLDERS, INCLUDING OUR 2022 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT HTTP://WWW.PROXYVOTE.COM.

4     NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

TABLE OF CONTENTS

6	PROXY STATEMENT SUMMARY

9	ENVIRONMENTAL AND SOCIAL

12	PROXY STATEMENT
12	General Information

13	VOTING SECURITIES
13	Vote Required on Proposals
14	Recommendations of the Board of Directors
14	Principal Holders of Voting Securities
15	Security Ownership of Certain Beneficial Owners and Management
16	Delinquent Section 16(a) Reports

17	PROPOSAL 1. ELECTION OF DIRECTORS
17	Director Qualifications and Selection Process
19	Director Skills And Experiences
20	Our Director Nominees

24	CORPORATE GOVERNANCE AND RELATED MATTERS
24	Statement Regarding Corporate Governance
24	Board of Directors and Director Independence
24	Leadership Structure
25	Executive Sessions
25	Board Committees
28	Compensation-Related Risk
28	Compensation Recoupment Policy
28	Director Stock Ownership Requirements
29	Team Members and Directors Guidelines for Business Conduct
29	Management and Board Succession
29	Contacting the Board of Directors
29	Prohibition on Hedging by Directors and Team Members

30	DIRECTOR COMPENSATION
31	Discussion of Director Compensation
32	EXECUTIVE COMPENSATION
32	A Message from our Compensation Committee
33	Business Performance Highlights
33	Compensation Discussion and Analysis
48	Report of the Compensation Committee
49	Summary Compensation Table
52	Grants of Plan-Based Awards Table
54	Outstanding Equity Awards at Fiscal Year-End
55	Option Exercises and Stock Vested
55	Non-Qualified Deferred Compensation
56	Potential Payments on Termination or Change-In-Control

60	EQUITY COMPENSATION PLAN INFORMATION

61	CEO PAY RATIO

62	PAY VERSUS PERFORMANCE

65	TRANSACTIONS WITH RELATED PERSONS
65	Approval of Certain Related Person Transactions
65	Compensation Committee Interlocks and Insider Participation

66	PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

67	PROPOSAL 3. ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

68	PROPOSAL 4. RATIFICATION OF APPOINTMENT OF AUDITORS

68	Fees for Independent Auditor

69	REPORT OF THE AUDIT COMMITTEE

70	TRANSACTION OF OTHER BUSINESS

71	STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

73	APPENDIX A

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES     5

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement and our 2022 Annual Report carefully before voting.

2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 18, 2023, at 9:00 A.M. ET
Place:	www.virtualshareholdermeeting.com/LCII2023
Record Date:	March 24, 2023

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter		Board Recommendation	Page Number with More Information
Proposal 1:	Election of ten Directors	FOR each nominee	17
Proposal 2:	Advisory vote to approve the compensation of the Company’s named executive officers	FOR	66
Proposal 3:	Advisory vote on the desired frequency of future advisory votes to approve the compensation of the Company’s named executive officers	ONE YEAR	67
Proposal 4:	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2023	FOR	68

DIRECTOR NOMINEES

Nominee	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Committee Membership
						A	C (1)	CGNS	R	SACD
Tracy D. Graham*	49	2016	Chief Executive Officer and Managing Principal of Graham-Allen Partners		1
Brendan J. Deely	57	2011	President and Chief Executive Officer of Banner Solutions		0			Chair
James F. Gero	78	1992	Private Investor
Virginia L. Henkels	54	2017	Former Chief Financial Officer and Secretary of Empowerment & Inclusion Capital I Corp.		1	Chair
Jason D. Lippert	50	2007	President and Chief Executive Officer of the Company		1
Stephanie K. Mains	55	2021	Chief Executive Officer of LSC Communications MCL, LLC		2
Linda K. Myers	59	2022	Former partner at Kirkland & Ellis LLP		1
Kieran M. O’Sullivan	61	2015	President, Chief Executive Officer, and Chairman of the Board of CTS Corporation		1				Chair
David A. Reed	75	2003	President of a privately-held family investment management company		0					Chair
John A. Sirpilla	56	2019	Founder and Chief Executive Officer of Encourage LLC		0

A - Audit	R - Risk	(1) The Compensation Committee’s current
C - Compensation	SACD - Strategy, Acquisition, and Capital Deployment	Chairperson is Frank Crespo, a director who will not
CGNS - Corporate Governance, Nominating, and Sustainability	* - Chairman of the Board	stand for re-election at the 2023 Annual Meeting.

For more information, visit page 20

6     NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

BUSINESS PERFORMANCE HIGHLIGHTS

$5.2B	$682.2M
Record net sales of $5.2 billion,	EBITDA(1) of $682.2 million, up $171.5
up 16% year-over-year	million, or 34%, year-over-year

$395.0M	$126.8M
Record net income of $395.0 million,	Returned $126.8 million to shareholders
or $15.48 per diluted share, up $107.2	through $102.7 million of dividends and
million, or 37%, year-over-year	$24.1 million in share repurchases

4	Completed four strategic acquisitions for a combined cash purchase price of $108.5 million

(1) EBITDA is defined as net income before interest expense, net, benefit/provision for income taxes, depreciation expense, and amortization expense during 2022 and 2021. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the correspondingOP GAAP measure.

BUSINESS OVERVIEW

MARKETS SERVED

RV & UTILITY TRAILER PRODUCTS	MARINE	AFTERMARKET	TRANSPORTATION	BUILDING PRODUCTS	EUROPEAN MARKETPLACE

BRAND PORTFOLIO

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES     7

CORPORATE GOVERNANCE HIGHLIGHTS

✓	9 of 10 Director Nominees are Independent
✓	Independent Chairman of the Board
✓	Annual Election of All Directors
✓	Directors Elected by Majority Vote in Uncontested Director Elections
✓	Annual Board and Committee Evaluations
✓	Extensive Board Oversight of Risk Management, Including Separate Risk Committee
✓	Non-Employee Directors Regularly Meet Without Management Present
✓	Single Class Voting Structure (One Share, One Vote)
✓	Guidelines for Business Conduct Applicable to All Team Members and Directors
✓	Code of Ethics for Senior Financial Officers
✓	No Supermajority Voting Requirements
✓	No Shareholder Rights Plan (Poison Pill)
✓	Board Oversight of Environmental, Sustainability, and Social Matters

2022 COMPENSATION

SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Jason D. Lippert President and Chief Executive Officer	2022	$1,100,000	$6,522,567	$2,640,000	$271,108	$10,533,675
	2021	$1,085,620	$5,245,239	$4,500,000	$162,891	$10,993,750
	2020	$1,013,462	$5,316,527	$2,990,184	$189,578	$9,509,751

Brian M. Hall Executive Vice President and Chief Financial Officer	2022	$525,000	$1,245,358	$826,875	$76,302	$2,673,535
	2021	$500,000	$1,078,559	$1,050,000	$60,588	$2,689,147
	2020	$465,231	$912,109	$623,085	$57,737	$2,058,162

Ryan R. Smith Group President - North America	2022	$800,000	$2,451,043	$2,800,000	$125,288	$6,176,331
	2021	$750,000	$1,225,688	$4,375,000	$78,504	$6,429,192
	2020	$576,923	$389,097	$2,179,414	$44,024	$3,189,458

Jamie M. Schnur Group President - Aftermarket	2022	$620,000	$1,838,252	$1,193,500	$105,074	$3,756,826
	2021	$600,000	$1,333,487	$2,100,000	$67,737	$4,101,224
	2020	$492,308	$847,323	$923,085	$63,902	$2,326,618

Andrew J. Namenye Executive Vice President, Chief Legal Officer, and Corporate Secretary	2022	$500,000	$1,186,032	$708,750	$81,027	$2,475,809
	2021	$445,578	$710,954	$743,750	$51,525	$1,951,807
	2020	$425,945	$682,995	$461,308	$52,878	$1,623,126

For more information, visit page 49.

EXECUTIVE COMPENSATION HIGHLIGHTS

✓	Pay for performance
✓	Establish challenging performance goals in incentive plans
✓	Maintain robust stock ownership guidelines for Named Executive Officers and Directors
✓	Require termination of employment in addition to a change in control for accelerated equity vesting (double trigger)
✓	Require non-competition agreement for receipt of equity awards
✓	Subject executives’ cash and equity-based incentives to clawback
✓	Limit executive perquisites
✓	Do not provide excise tax gross-ups

8     NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

ENVIRONMENTAL & SOCIAL

The Company released its inaugural Corporate Social Responsibility (CSR) Report in January 2022. We plan to publish our next CSR Report in the second quarter of 2023, which will, for the first time, align with both Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) frameworks for sustainability disclosures. The CSR Report elaborates on the Company’s commitments, such as reducing its environmental footprint, updating policies, and enhancing procedures and standards relating to team members’ health and safety. The CSR Report is available on the Company’s website at www.lci1.com/sustainability.

CSR REPORT HIGHLIGHTS:
●	The Company has expanded the Board of Directors’ oversight on environmental, social, and governance (ESG) topics and formed an ESG Steering Committee comprised of cross-functional leaders which reports to the Corporate Governance, Nominating, and Sustainability Committee of the Board of Directors.
●	The Company is releasing material information in line with the SASB and GRI frameworks for the first time.
●	The Company has transformed its employee culture, reflected in a substantial reduction in its attrition rate from 120% in 2011 to 43% in 2022.
●	The Company has updated its Code of Conduct, Whistleblower, and Conflict Minerals policies.

ENVIRONMENTAL

The Company’s approach to sustainability is guided by our passion to protect and invest in the communities that we call home. We integrate sustainability into our everyday actions by conscious resource selection and process improvements that aim to lessen our environmental footprint. Our teams embrace lean initiatives, and we continuously invest in comprehensive training, advanced machinery, and eco-friendly energy alternatives to provide safer processes and a healthier environment.

ECO-FRIENDLY OPERATIONS

400 TONS of Toxic Chemicals Eliminated	We eliminate nearly 400 tons of dangerous Volatile Organic Compounds every year by powder-coating our products instead of using coatings comprised of harmful materials.

734,169 kWh Produced from our Solar Solutions	We added 3 additional solar sites in 2022, bringing our total number of solar operations to 10, which collectively produced 734,169 kWh of solar energy in 2022.

WASTE MANAGEMENT AND RECYCLING SOLUTIONS	We recycled 7,758 tons of steel, 1,250 tons of aluminum, and 1,573 tons of cardboard, wood, and plastic in 2022.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES     9

OUR CORE VALUES

Our core values define us. Our Company’s culture and shared values drive our attitudes, behaviors, and actions, every day, at every facility. The Company’s Leadership Development Team brings the Company’s core values to life through transformative company culture initiatives and numerous learning opportunities for our team members.

SOCIAL RESPONSIBILITY

People are our priority, and community is our core. We strive to make lives better through meaningful relationships with our co-workers, our customers, and our communities. The Company’s team members feel a deeper sense of purpose at work, and we continue to build a better work environment by aligning our cultural and business strategies with the needs of our many team members. One way we measure success is by how we touch the lives of people inside and outside of our walls. Our team members drive our social impact philosophy with their passionate hearts and minds. Since 2017, our team members have collectively spent more than 675,000 hours volunteering at over 2,000 non-profit organizations, supporting charitable fundraising events, and caring for our fellow team members in need. Through monetary donations, product donations, and company-wide fundraising events, the Company gives back over $2 million every year to support the needs of our communities.

2022 SOCIAL IMPACT

VETERANS	PUBLIC SERVICES	ANIMALS	EDUCATION/ SCHOOLS	RELIGIOUS ORGANIZATIONS

CHILDREN’S	CHILDREN &	HEALTH &	COMMUNITY
CLUBS/SPORTS	FAMILY	FITNESS	SERVICE &
LEAGUES	SERVICES		DEVELOPMENT

10     NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

LCI INDUSTRIES

3501 County Road 6 East

Elkhart, Indiana 46514

PROXY STATEMENT - 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of LCI Industries, a Delaware corporation (the “Company,” “we,” “us,” or “our”), is soliciting proxies for use at the Annual Meeting of Stockholders to be held in a virtual format on May 18, 2023, at 9:00 A.M. ET, or any adjournment or postponement thereof, at which holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 24, 2023 (the “Record Date”) shall be entitled to vote on all matters considered at the meeting. You may access the Annual Meeting of Stockholders via the Internet through www.virtualshareholdermeeting.com/LCII2023.

The Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which was or will be sent to stockholders on or about April 6, 2023, containing information on the availability of the proxy materials on the Internet. Stockholders will not receive a printed copy of the proxy materials unless previously requested or requested in the manner described in the Notice. The Notice explains how to access and review this Proxy Statement and our 2022 Annual Report to Stockholders, and how you may vote by proxy.

All valid proxies received by the Company (whether by mail or via the Internet) in time for the Annual Meeting will be voted in the manner indicated on the proxies and, if no voting instructions are indicated, “FOR” the Directors named in Proposal 1, “FOR” Proposals 2 and 4, and “ONE YEAR” on Proposal 3. If specific instructions are indicated, the proxies will be voted in accordance with such instructions. Each proxy may be revoked at any time after it is submitted, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. A proxy may be revoked by giving written notice of revocation to the Secretary of the Company, by giving a proxy with a later date, or by attending the Annual Meeting and voting virtually. Attendance at the Annual Meeting alone will not revoke a proxy.

If you are the record holder of your shares (that is, you hold shares of the Company’s Common Stock in your own name and not through your broker or another nominee), you may choose to submit your proxy via the Internet. The website to submit your proxy via the Internet is www.proxyvote.com. You may submit your proxy via the Internet 24 hours a day until 11:59 P.M. ET, on May 17, 2023. You will be able to confirm that your instructions have been properly recorded. If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Submitting your proxy via the Internet also will be available to stockholders owning shares held in “street name.” If you submit your proxy via the Internet, you do not need to return a proxy card.

The cost of solicitation by the Company, including postage, printing, and handling, and the expenses incurred by brokerage firms, custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners, will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, emails, and personal solicitation. Management may also use the services of Directors and team members of the Company to solicit proxies, without additional compensation.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS), IS PART OF THE ANNUAL REPORT TO STOCKHOLDERS THAT ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 3501 COUNTY ROAD 6 EAST, ELKHART, INDIANA 46514, TELEPHONE (574) 535-1125, E-MAIL LCII@LCI1.COM. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH LINKS ON THE COMPANY’S WEBSITE AT WWW.LCI1.COM/INVESTORS AND AT WWW.PROXYVOTE.COM.

12	NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

VOTING SECURITIES

The Company’s Common Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “LCII.”

Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. At the close of business on the Record Date, there were 25,297,988 shares of our Common Stock outstanding and eligible to vote at the Annual Meeting. A majority in voting power of the outstanding shares of Common Stock entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.

“Broker non-votes” means shares held of record by a broker for which the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. Proposals 1, 2, and 3 fall within this category. Accordingly, if you hold your shares in “street name” and wish your shares to be voted on Proposals 1, 2, and 3, you must give your broker voting instructions. Proposal 4 is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you.

If the persons present or represented by proxy at the meeting constitute the holders of less than a majority in voting power of the outstanding shares of Common Stock as of the Record Date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and, if applicable, broker non-votes.

VOTE REQUIRED ON PROPOSALS

The votes required to approve each of the proposals, and the impact of abstentions and broker non-votes, if any, on each of the proposals, are as follows:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
Proposal 1:	Election of Directors	A nominee must receive a majority of the votes cast with respect to his or her election, which means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.	Abstentions and broker non-votes will not affect the outcome of this proposal.
Proposal 2:	Advisory vote on executive compensation	Approval by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock that are present virtually or by proxy at the meeting and entitled to vote thereon.	Abstentions will have the same effect as votes cast against this proposal. Broker non-votes will not affect the outcome of this proposal.
Proposal 3:	Advisory vote on frequency of future say-on-pay votes	The alternative receiving the most “for” votes will be our stockholders’ preference for how frequently we should hold future say-on-pay votes.	Abstentions and broker non-votes will not affect the outcome of this proposal.
Proposal 4:	Ratification of appointment of independent auditor	Approval by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock that are present virtually or by proxy at the meeting and entitled to vote thereon.	Abstentions will have the same effect as votes cast against this proposal. Broker non-votes will not affect the outcome of this proposal.

We are not currently aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the meeting, or any adjournment or postponement of the meeting, your proxy includes a grant of discretionary authority to the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES	13

RECOMMENDATIONS OF THE BOARD OF DIRECTORS
The Board of Directors recommends that you vote:
Proposal 1:	Proposal 2:	Proposal 3:	Proposal 4:
FOR each of the nominees for the Board of Directors named in this Proxy Statement.	FOR advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement.	ONE YEAR with respect to the frequency of future advisory votes on compensation.	FOR ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Set forth below is information with respect to each person known to the Company on March 24, 2023, to be the beneficial owner of more than five percent of any class of the Company’s voting securities. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them.

Name Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	4,168,176	16.5%
The Vanguard Group (3) 100 Vanguard Boulevard Malvern, PA 19355	2,820,043	11.1%
Kayne Anderson Rudnick Investment Management, LLC(4) 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	2,197,848	8.7%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “SEC”) and includes general voting power and/or investment power with respect to securities. The approximate percent of class is determined based on the number of outstanding shares of the Company’s Common Stock on March 24, 2023.

(2)	Based on information reported to the SEC in an amended Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 10, 2023, reflecting beneficial ownership as of December 31, 2022. BlackRock had sole voting power over 4,122,459 shares and sole dispositive power over 4,168,176 shares.

(3)	Based on information reported to the SEC in an amended Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 9, 2023, reflecting beneficial ownership as of December 31, 2022. Vanguard had sole dispositive power over 2,753,695 shares, shared voting power over 42,033 shares, and shared dispositive power over 66,348 shares.

(4)	Based on information reported to the SEC in an amended Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) on February 14, 2023, reflecting beneficial ownership as of December 31, 2022. Kayne had sole voting power over 1,561,493 shares, shared voting and dispositive power over 414,120 shares, and sole dispositive power over 1,783,728 shares.

14	NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information with respect to beneficial ownership on March 24, 2023, of the Company’s voting securities by each Director, each of whom is a nominee for election except for Mr. Crespo, by each of our executive officers named in the Summary Compensation Table herein, and by all current Directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and their address is c/o LCI Industries, 3501 County Road 6 East, Elkhart, Indiana 46514.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
Frank J. Crespo	15,655(2)	*
Brendan J. Deely	14,379(3)	*
James F. Gero	316,716(4)	1.3%
Tracy D. Graham	12,896(3)	*
Virginia L. Henkels	11,555(5)	*
Jason D. Lippert	344,437(6)	*
Stephanie K. Mains	2,723(3)	1.4%
Linda K. Myers	0(7)	*
Kieran M. O’Sullivan	20,191(3)	*
David A. Reed	16,172(8)	*
John A. Sirpilla	5,763(3)	*
Brian M. Hall	27,417(6)	*
Andrew J. Namenye	16,639(6)	*
Jamie M. Schnur	24,567(6)	*
Ryan R. Smith	11,882(6)	*
All current Directors and executive officers as a group (16 persons)	840,992	3.3%

* Represents less than 1% of the outstanding shares of Common Stock.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to deferred stock units (“DSUs”), restricted stock units (“RSUs”), and performance stock units (“PSUs”) that vest within 60 days of March 24, 2023, are deemed to be outstanding for the purpose of computing the amount of beneficial ownership and percentage ownership of the person holding such equity units but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes 1,479 RSUs, which represents RSUs granted in May 2022, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 24, 2023. Excludes 5,005 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(3)	Includes 1,479 RSUs, which represents RSUs granted in May 2022, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 24, 2023.

(4)	Includes 1,479 RSUs, which represents RSUs granted in May 2022, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 24, 2023. Excludes 7,303 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(5)	Includes 1,479 RSUs, which represents RSUs granted in May 2022, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 24, 2023. Excludes 5,272 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(6)	Excludes the following respective equity units that are not issuable within 60 days.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT  |  LCI INDUSTRIES         15

	RSUs	PSUs
Jason D. Lippert	37,993	104,113
Brian M. Hall	3,758	11,553
Ryan R. Smith	18,582	37,510
Jamie M. Schnur	11,255	31,284
Andrew J. Namenye	7,211	16,133

(7)	Excludes 731 RSUs not issuable within 60 days.

(8)	Includes 1,479 RSUs, which represents RSUs granted in May 2022, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 24, 2023. Excludes 1,391 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and Directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC.

Based on its review of the copies of such forms and representations from its Directors and executive officers, the Company believes that during 2022, all such filing requirements were satisfied.

Locations as of 12/31/22

16         NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT  |  LCI INDUSTRIES

Proposal 1. ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Restated Certificate of Incorporation currently provides that the number of directors shall consist of not less than three nor more than twelve persons. Our bylaws provide that the number of directors, not less than three nor more than twelve persons, shall be determined from time to time by resolution of the Board. The Board of Directors currently consists of eleven Directors. As discussed further below, it is proposed that, at the 2023 Annual Meeting, the stockholders elect a Board of ten Directors to serve for a term of one year or until their successors are elected and qualify. The Board has resolved that, effective at the 2023 Annual Meeting, the number of directors of the Company will be reduced to ten. Proxies cannot be voted for a greater number of persons than ten, which is the number of nominees named in this Proxy Statement. Following discussions with the eleventh director, Frank J. Crespo, the Board of Directors did not nominate Mr. Crespo to stand for re-election at the 2023 Annual Meeting. The Board of Directors thanks Mr. Crespo for his years of service and dedication to the Board and his many contributions to the Company.

The Company’s bylaws require directors to be elected under a majority voting standard in uncontested elections. In any contested election, directors will be elected by a plurality vote. In an uncontested election, which the election of Directors at the 2023 Annual Meeting will be, each of the nominees, as an incumbent Director, was required to submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in his or her election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event a nominee in an uncontested election fails to receive a majority of the votes cast, the Corporate Governance, Nominating, and Sustainability Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance, Nominating, and Sustainability Committee, in making its recommendation, and the Board of Directors, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. If the Board of Directors accepts a Director’s resignation pursuant to this process, the Board of Directors may fill the resulting vacancy.

DIRECTOR QUALIFICATIONS AND SELECTION PROCESS

The Corporate Governance, Nominating, and Sustainability Committee of the Board leads the search for individuals qualified to become Directors and selects nominees to be presented for stockholder approval at each Annual Meeting. The Committee considers candidates for Board membership suggested by members of the Committee and Directors, as well as by Management and stockholders. In this regard, the Corporate Governance, Nominating, and Sustainability Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise, and other factors. In addition, the Committee will endeavor to include candidates who reflect diverse backgrounds, including diversity of race, ethnicity, and gender, when assembling an initial pool of qualified candidates from which to fill Board vacancies. The objective of the Committee will be to identify and recommend the most capable candidates who have experience in the areas of expertise needed at that time and meet the criteria for nomination.

The Corporate Governance, Nominating, and Sustainability Committee uses the same criteria for evaluating candidates suggested by stockholders as it does for those proposed by Directors or Management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company’s Governance Principles: (a) should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom, and mature judgment; (c) must be willing to devote sufficient time to carry out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstances which may impair his or her ability to effectively serve on the Board; (f) Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board; and (g) Directors who are not CEOs or equivalent should not serve on more than four boards of public companies in addition to the Company’s Board.

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The Corporate Governance, Nominating, and Sustainability Committee seeks candidates who have demonstrated exceptional ability and judgment and who can, in conjunction with other Directors, most effectively serve the long-term interests of our stockholders. The particular experience, qualifications, and skills of each nominee described on pages 19 through 23 of this Proxy Statement reflect that our Board, taken as a whole, provides a broad diversity of knowledge of our Company and industry, expertise in finance and investment, experience with technologybased and growth-oriented companies and global markets, competence in accounting and financial reporting, and leadership in business and with socially responsible organizations.

In conjunction with the Board’s Director succession planning process, in 2022, the Corporate Governance, Nominating, and Sustainability Committee recommended to the Board the appointment of a new independent director. In November 2022, the Board determined to increase the size of the Board from ten to eleven members, and appointed Linda K. Myers as an independent Director, to serve as such until the 2023 Annual Meeting. Ms. Myers was recommended as a director candidate by a third-party search firm.

The Corporate Governance, Nominating, and Sustainability Committee recommended to the Board each of the nominees for election as Directors as set forth herein. No candidates for Director nominees were submitted to the Committee by any stockholder in connection with the 2023 Annual Meeting.

Stockholders may propose candidates for director for consideration by the Corporate Governance, Nominating, and Sustainability

Committee by submitting the names of such candidates and supporting information to:

Corporate Secretary
LCI Industries
52567 Independence Ct.
Elkhart, Indiana 46514

The candidate must meet the qualifications for Directors described above and in the Company’s Governance Principles.

In addition, any stockholder who wishes to nominate a director candidate at an annual meeting may do so by following the procedures and providing the information set forth under “Stockholder Proposals for the 2024 Annual Meeting” and in Section 1.13 of the Company’s bylaws.

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DIRECTOR SKILLS AND EXPERIENCES

The following matrix highlights our Director nominees’ primary skills and experiences. This matrix is intended as a high-level summary and not an exhaustive list of each Director’s skills or contributions to the Board.

Skills and Experiences	TRACY D. GRAHAM	BRENDAN J. DEELY	JAMES F. GERO	VIRGINIA L. HENKELS	JASON D. LIPPERT	STEPHANIE K. MAINS	LINDA K. MYERS	KIERAN M. O’SULLIVAN	DAVID A. REED	JOHN A. SIRPILLA
Certified Public Accountant (CPA)
Chief Executive Officer (CEO)
Chief Operating Officer (COO)
Chief Financial Officer (CFO)
Dealer or Distributor
Environmental / Social Responsibility
Insurance
International
Mergers and Acquisitions
Operations or Manufacturing Experience
Procurement or Supply Chain Management
Logistics
Audit
Real Estate
Recent Public Company Board Membership
Risk Management
Corporate Governance
Accounting
Business Operations
Financial Expertise
Financial Literacy
Government, Public Policy, or Taxation
Legal
Marketing
Regulatory
Strategic Planning
Technology or Cybersecurity

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OUR DIRECTOR NOMINEES

Following the recommendation of the Corporate Governance, Nominating, and Sustainability Committee, the Board of Directors has nominated the ten persons named below for election to the Board of Directors at the Annual Meeting. Each of the nominees was elected to his or her present term of office at the Annual Meeting of Stockholders held on May 19, 2022, except Ms. Myers, who was appointed to the Board in November 2022, as described above.

AVERAGE CAREER	AVERAGE BOARD	NOMINEE GENDER
EXPERIENCE	EXPERIENCE	DIVERSITY
35	18	30%
YEARS	YEARS

Tracy D. Graham

Mr. Graham, 49, Chairman of the Board of Directors, has been a member of our Board of Directors since 2016. Mr. Graham is Chief Executive Officer and Managing Principal of Graham-Allen Partners, a private investment firm focused on investing in technology and technology-enabled companies. Prior to forming Graham-Allen Partners in 2009, he served as Vice President of SMB Technology Services for Cincinnati Bell, one of the nation’s leading regionally focused local exchange, wireless, and data center providers. Mr. Graham also successfully built and sold three technology companies over a 12-year period, including GramTel USA, Inc., a provider of managed data center and related services to mid-sized businesses, which was sold to Cincinnati Bell. Mr. Graham is a director of 1st Source Bank and a director of 1st Source Corporation, a publicly owned bank holding company headquartered in South Bend, Indiana. He also serves on the board of directors of The Horton Group, a national insurance, employee benefits, and risk advisory firm.

Mr. Graham has over 20 years of executive and leadership experience with technology-based and growth-oriented companies, as well as a multifaceted understanding of the data technology and cybersecurity issues facing businesses today.

CAREER EXPERIENCE	BOARD EXPERIENCE
27 YEARS	25 YEARS

Committees: Audit; Corporate Governance, Nominating, and Sustainability

Brendan J. Deely

Mr. Deely, 57, has been a member of our Board of Directors since 2011. Mr. Deely has been the President and Chief Executive Officer of Banner Solutions, a leading wholesaler of commercial, residential, and electronic access control door hardware and security products, since April 2018. From 2016 to March 2018, he was an independent director and then President and Chief Executive Officer of A.H. Harris Construction Supplies, a leading distributor of construction supplies and equipment. From 2004 until December 2014, Mr. Deely was President and Chief Executive Officer of L&W Supply Corporation, a subsidiary of USG Corporation, and from 2008 until November 2014, he was Senior Vice President of USG Corporation, a publicly owned manufacturer and distributor of high-performance building systems. For more than five years prior thereto, Mr. Deely held various executive positions with USG Corporation and its subsidiaries. He is a current Board member of Dayton Superior Corporation, a leading single-source provider of concrete accessories, chemicals, and forming products for the non-residential construction industry.

Mr. Deely has extensive experience with respect to corporate management, operations, and compensation matters, and extensive experience with socially responsible organizations.

CAREER EXPERIENCE	BOARD EXPERIENCE
35 YEARS	12 YEARS

Committees: Compensation; Corporate Governance, Nominating, and Sustainability (chair); Strategy, Acquisition, and Capital Deployment

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James F. Gero

Mr. Gero, 78, has been a member of our Board of Directors since 1992. Mr. Gero is a private investor and served as Chairman of the Board of Orthofix International, N.V., a publicly owned international supplier of orthopedic devices for bone fixation and stimulation, from 2004 to December 2013. Mr. Gero also serves as a director of Intrusion, Inc., a publicly owned supplier of security software.

Mr. Gero has extensive experience with respect to corporate management and leadership, strategic planning, and compensation matters, and has public company board experience.

CAREER EXPERIENCE	BOARD EXPERIENCE
55 YEARS	38 YEARS

Committees: Audit; Corporate Governance, Nominating, and Sustainability

Virginia L. Henkels

Ms. Henkels, 54, has been a member of our Board of Directors since 2017. Ms. Henkels served as Chief Financial Officer and Secretary of Empowerment & Inclusion Capital I Corp., a special purpose acquisition company (SPAC) sponsored by PNC and Jefferies from November 2020 through February 2023. Prior to this role, Ms. Henkels served as Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company from 2008 to 2017, a then publicly traded transportation services company, where she led numerous capital market transactions, including its 2010 initial public offering and 2017 merger with Knight Transportation. She also held various finance and accounting leadership positions with increasing responsibilities since 2004 at Swift Transportation and from 1990 to 2002 at Honeywell International, Inc., a global diversified technology and manufacturing company, including as Worldwide Revenue Chain and Finance Six Sigma Leader and Director of Financial Planning and Analysis at Honeywell International’s Industry Solutions division. Ms. Henkels is currently a member of the National Association of Corporate Directors and the Women’s Corporate Director organizations. Ms. Henkels also serves on the board of directors of Viad Corp., a publicly traded full-service live events and travel experience company. Previously, Ms. Henkels served on the board of directors of Echo Global Logistics, Inc., a provider of technology-enabled transportation and supply chain management solutions from 2018 until it was acquired by The Jordan Companies in November 2021.

Formerly a CPA, Ms. Henkels has extensive experience with finance, accounting, capital markets, and investor relations, as well as experience in strategy development, risk management, mergers and acquisitions, audit, corporate culture, and corporate governance.

CAREER EXPERIENCE	BOARD EXPERIENCE
33 YEARS	6 YEARS

Committees: Audit (chair); Compensation

Jason D. Lippert

Mr. Lippert, 50, has been a member of our Board of Directors since 2007. Mr. Lippert became Chief Executive Officer of the Company in May 2013, was also appointed President of the Company in May 2019, and has been Chief Executive Officer of Lippert Components since February 2003. Mr. Lippert has over 20 years of experience with the Company and its subsidiaries, and he has served in a wide range of leadership positions. Since November 1, 2021, Mr. Lippert also serves on the board of directors of Quanex Building Products Corporation, a publicly traded manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.

Mr. Lippert has particular knowledge of the industries and customers to which we sell our products, as well as extensive experience with strategic planning, acquisitions, marketing, manufacturing, and the sale of our products.

CAREER EXPERIENCE	BOARD EXPERIENCE
29 YEARS	20 YEARS

Stephanie K. Mains

Ms. Mains, 55, has been a member of our Board of Directors since 2021. Ms. Mains has served as Chief Executive Officer of LSC Communications MCL, LLC, a portfolio company of Atlas Holdings, since April 2021. Ms. Mains has over 30 years of experience across diverse industry segments, including aviation, energy, and transportation, and in the last 15 years, building and expanding global service businesses serving industrial, oil and gas, utility, distributed power, and electrification spaces. Prior to her current role, she held the interim Chief Executive Officer role for GE Power Conversion, a $1B advanced electrification and digital solutions business, leading the business to a profitable turnaround through COVID-19 in 2020. From 2015-2019, she served as the President and Chief Executive Officer of Industrial Solutions, a GE and later ABB company. She led Industrial Solutions, a $2.7B GE business delivering technologies that distribute, protect, and control electricity, through a transformation and divestiture to ABB. From 2013-2015, Ms. Mains served as President and Chief Executive Officer of GE Distributed Power Global Services, where she integrated and grew a $2.2B global business platform, servicing technologies that provide at the point of use power to the oil and gas, utilities, mining, and industrial segments. From 2006 until 2013, she held positions of increasing responsibility in GE Energy from General Manager to Vice President. During this time, she led the global build-out and transformation of a $4B service operation providing power equipment and services to utility and oil and gas customers. Prior to joining GE Energy, she spent 16 years across multiple GE businesses in financial and leadership positions, including Chief Financial Officer of GE Aviation Services-Contractual Services and Material Solutions, a $4B aviation material services business. Ms. Mains also serves on the board of directors of Diamondback Energy, Inc., an independent oil and natural gas company; Gates Industrial Corporation plc, a global manufacturer of innovative, highly engineered power transmission and fluid power solutions; and Stryten Manufacturing, a manufacturer of premium battery solutions, which is a private portfolio company of Atlas Holdings.

Ms. Mains has extensive experience building and leading global businesses across multiple industrial and services segments. She has expertise in strategy and portfolio development, financial management, acquisitions and integrations, digital transformation, global expansion, manufacturing and service capability development, customer engagement models, organization talent development, and global cultural evolution.

CAREER EXPERIENCE	BOARD EXPERIENCE
34 YEARS	4 YEARS

Committees: Audit; Compensation

Linda K. Myers

Ms. Myers, 59, has been a member of our Board of Directors since November 2022. Most recently, Ms. Myers served as a partner and seasoned member of the senior leadership team at Kirkland & Ellis LLP (“Kirkland”), a large multi-national law firm, from 1996 through February 2022. During her time at Kirkland, Ms. Myers served on the Global Management Executive Committee (2010-2020) and established Kirkland’s Diversity Integration Task Force, which determines policy and structural enhancements to execute the firm’s commitment to diversity at all levels. Ms. Myers is also a founding member of Kirkland’s Women’s Leadership Initiative. Ms. Myers currently serves on the board of directors of Gibraltar Industries, a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. At Gibraltar, she serves as Chair of the Gibraltar Nominating, Governance & Corporate Social Responsibility Committee. Ms. Myers also holds board leadership roles at Kinzie Capital Partners, National Philanthropic Trust, Chicago Shakespeare Theater, and Lyric Opera of Chicago.

Ms. Myers has extensive financial and legal acumen, as well as leadership abilities which are of significant value to LCI Industries, our Board of Directors, and our stockholders. She has deep experience with capital markets, mergers and acquisitions, corporate governance, and corporate culture.

CAREER EXPERIENCE	BOARD EXPERIENCE
33 YEARS	20 YEARS

Committees: Audit; Corporate Governance, Nominating, and Sustainability; Risk

Kieran M. O’Sullivan

Mr. O’Sullivan, 61, has been a member of our Board of Directors since 2015. Mr. O’Sullivan is President, Chief Executive Officer, and Chairman of the Board of CTS Corporation, a publicly owned designer and manufacturer of electronic components and sensors to original equipment manufacturers in the automotive, communications, medical, defense and aerospace, industrial, and computer markets. Prior to joining CTS in 2013, he served as Executive Vice President of Continental AG’s Global Infotainment and Connectivity Business and led the NAFTA Interior Division, having joined Continental AG, a global automotive supplier, in 2006.

Mr. O’Sullivan has over 26 years of leadership experience in operations, strategy, mergers and acquisitions, and finance roles in the manufacturing services, electronics, and automotive business segments, experience in global markets, as well as experience as a sitting President and Chief Executive Officer of a publicly owned corporation.

CAREER EXPERIENCE	BOARD EXPERIENCE
33 YEARS	10 YEARS

Committees: Audit; Corporate Governance, Nominating, and Sustainability; Risk (chair)

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David A. Reed

Mr. Reed, 75, has been a member of our Board of Directors since 2003. Mr. Reed is President of a privately held family investment management company. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative, and marketing roles in his 26-year tenure with the firm. He served on Ernst & Young LLP’s Management Committee and Global Executive Council from 1991 to 2000. His experience includes service as a director for several publicly owned, venture capital, and private equity-based companies since 2000.

Mr. Reed has accounting and financial acumen, with particular knowledge of financial reporting and taxation, and has public company board experience.

CAREER EXPERIENCE	BOARD EXPERIENCE
41 YEARS	23 YEARS

Committees: Risk; Strategy, Acquisition, and Capital Deployment (chair)

John A. Sirpilla

Mr. Sirpilla, 56, has been a member of our Board of Directors since 2019. Mr. Sirpilla is Chief Executive Officer and the founder of Encourage LLC, a small family office focused on investing in retail, medical development, and health management. From 2003 to 2012, Mr. Sirpilla served as President of Camping World Accessory Stores, a 140-store nationwide retail chain serving the RV industry. In 2012, Mr. Sirpilla was promoted to Chief Business Development Officer for the parent company of Camping World and Good Sam, where he led store operations, logistics, and new business development until his retirement in 2017. Mr. Sirpilla is a current Board member of the Pro Football Hall of Fame, Aultman Health Foundation, and TecTraum Inc., and serves as Chairman of the Board for the Stark County Catholic Schools.

Mr. Sirpilla has over 30 years of executive and leadership experience in the RV industry, as well as extensive knowledge and expertise in investments and strategic planning.

CAREER EXPERIENCE	BOARD EXPERIENCE
35 YEARS	28 YEARS

Committees: Risk; Strategy, Acquisition, and Capital Deployment

Unless contrary instructions are indicated, the persons named as proxies in the form of proxy solicited from holders of our Common Stock will vote for the election of the nominees indicated above. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.

The Board of Directors recommends a vote FOR election of each of the ten Director nominees.

CORPORATE GOVERNANCE AND RELATED MATTERS

STATEMENT REGARDING CORPORATE GOVERNANCE

The Company regularly monitors developments in the area of corporate governance, including rules promulgated by the SEC and the NYSE. The Company’s corporate governance policies and procedures are designed to comply with all laws and rules applicable to corporate governance, and the Company has continually implemented “best practices” as it deems appropriate to protect and enhance stockholders’ interests.

The Company’s Governance Principles, as well as the Charters of the Audit Committee, the Compensation Committee, the Corporate Governance, Nominating, and Sustainability Committee, the Risk Committee, and the Strategy, Acquisition, and Capital Deployment Committee, and the Key Practices of the Audit Committee, the Compensation Committee, and the Corporate Governance, Nominating, and Sustainability Committee, in addition to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and Whistleblower Policy, can be accessed on the Company’s website at www.lci1.com/investors under “Governance - Governance Documents.” A copy of any corporate governance document will be furnished, without charge, upon written request to Corporate Secretary, LCI Industries, 52567 Independence Ct., Elkhart, Indiana 46514. Information on our website is not incorporated by reference into this Proxy Statement.

BOARD OF DIRECTORS AND DIRECTOR INDEPENDENCE

Directors are elected annually by the Company’s stockholders for one-year terms. The Board currently consists of ten independent Directors, and one Director, Jason D. Lippert, who is employed by the Company as its President and Chief Executive Officer.

The Board of Directors reviews, at least annually, the independence of each Director. During these reviews, the Board considers transactions and relationships between each Director (and his or her immediate family and affiliates) and the Company and Management to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. The review is based primarily on responses of the Directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation, and other relationships. In reviewing the independence of the Directors, the Board applies the standards that it has adopted to assist it in making determinations of independence and that are contained in the Company’s Governance Principles, which are available on the Company’s website at www.lci1.com/investors under “Governance - Governance Documents.” In March 2023, the Board determined that none of Messrs. Gero, Crespo, Deely, Graham, O’Sullivan, Reed, or Sirpilla, nor Mses. Henkels, Mains, or Myers, has any material relationship with the Company or its subsidiaries. Accordingly, the Board has determined that each of these ten Directors meets the “independence” standards of the NYSE.

The independent Directors have complete access to, and are encouraged to communicate with, the Company’s Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2022, the Board of Directors held 7 meetings. All Directors attended at least 75% of the regularly scheduled and special meetings of the Board and the Board committees on which they served.

Directors are expected to attend the Company’s annual meetings. At the Company’s 2022 Annual Meeting, all Directors standing for election attended virtually.

LEADERSHIP STRUCTURE

The Company has continuously maintained separate positions for Chairman of the Board and for Chief Executive Officer in order to provide an independent and unbiased level of review and oversight of senior Management. Tracy D. Graham currently serves as Chairman of the Board, and Jason D. Lippert serves as President and Chief Executive Officer. The Chairman of the Board coordinates the activities of the independent Directors, serves as a liaison on Board-related issues between the independent Directors and the CEO, and performs any other duties and responsibilities that the Board of Directors may determine. While the Board elects a Chairman of the Board annually, it is generally expected that he or she will serve for more than one year.

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The role of the Chairman of the Board also includes:

●	presiding at executive sessions, with the authority to call meetings of the non-employee Directors;

●	advising on the selection of committee chairs;

●	approving the agenda, schedule, and information sent to the Directors for Board meetings and assuring that there is sufficient time for discussion of all items on Board meeting agendas;

●	working with the CEO to prepare a schedule of strategic discussion items; and

●	guiding the Board’s governance processes, including the annual Board self-evaluation and succession planning.

The Board periodically reviews its leadership structure to evaluate whether it remains appropriate for the Company.

EXECUTIVE SESSIONS

The non-employee Directors meet regularly in executive sessions without Management. An executive session is held in conjunction with each regularly scheduled Board meeting and is led by the Chairman of the Board. At least once a year, a meeting of only the independent Directors is held. Additional executive sessions may be called by the Chairman of the Board in his discretion or at the request of the Board.

BOARD COMMITTEES

The Company has five standing Committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Corporate Governance, Nominating, and Sustainability Committee, the Risk Committee, and the Strategy, Acquisition, and Capital Deployment Committee. All members of the Audit Committee, the Compensation Committee, and the Corporate Governance, Nominating, and Sustainability Committee are independent Directors who meet the independence and experience standards of the NYSE and the SEC. The Board annually selects the Directors who serve on the committees. Each committee functions pursuant to a written Charter and, other than the Risk Committee and Strategy, Acquisition, and Capital Deployment Committee, written Key Practices adopted by the Board of Directors and reviewed annually by each committee.

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The following table reflects the current membership of each Board Committee:

Name	Audit Committee	Compensation Committee	Corporate Governance, Nominating, and Sustainability Committee	Risk Committee	Strategy, Acquisition, and Capital Deployment Committee
Tracy D. Graham	●		●
Frank J. Crespo		Chair		●
Brendan J. Deely		●	Chair		●
James F. Gero	●		●
Virginia L. Henkels	Chair	●
Stephanie K. Mains	●	●
Linda K. Myers	●		●	●
Kieran M. O’Sullivan	●		●	Chair
David A. Reed				●	Chair
John A. Sirpilla				●	●

Audit Committee

The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the conduct of the Company’s financial reporting processes and the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence, qualifications, and performance of the Company’s independent auditor; (iv) the adequacy and effectiveness of the Company’s systems of internal control over financial reporting and disclosure controls and procedures, and the performance of the Company’s internal audit function; and (v) the Company’s compliance with ethical standards adopted by the Company. The Committee also prepares an annual report for inclusion in the Company’s Proxy Statement. The Audit Committee selects the Company’s independent auditor, which selection is submitted to the stockholders for ratification in this Proxy Statement. See “Proposal 4. Ratification of Appointment of Auditors.”

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. Ms. Henkels serves as Chair of the Audit Committee, and each member of the Committee except Ms. Myers has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. This Committee held 7 meetings during the year ended December 31, 2022.

Compensation Committee

The purpose of the Compensation Committee of the Board of Directors is (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company’s executive officers; and (ii) to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement.

The Compensation Committee is responsible for reviewing the performance and development of the Company’s Management in achieving corporate goals, and ensuring that the Company’s senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, determines the compensation terms for the Company’s Chief Executive Officer and other executive officers, administers the LCI Industries 2018 Omnibus Incentive Plan (the “2018 Plan”), approves equity awards, and coordinates with the Corporate Governance, Nominating, and Sustainability Committee with respect to compensation of Directors. The Compensation Committee approved the compensation, consisting of salary, incentive bonus, equity awards, and benefits paid for 2022 to the “Named Executive Officers.” See “Executive Compensation – Compensation Discussion and Analysis.”

Mr. Crespo serves as Chairman of the Compensation Committee. All members of the Compensation Committee meet the independence requirements of the NYSE and the SEC. This Committee held 9 meetings during the year ended December 31, 2022.

Corporate Governance, Nominating, and Sustainability Committee

The purpose of the Corporate Governance, Nominating, and Sustainability Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Directors; (ii) determining the composition of the Board of Directors and its Committees; (iii) monitoring a process to assess Board effectiveness; (iv) developing and implementing the Company’s corporate governance principles and business guidelines; (v) evaluating potential candidates for executive positions; and (vi) oversight of sustainability and social responsibility matters.

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The Corporate Governance, Nominating, and Sustainability Committee oversees the development of executive succession plans, coordinates with the Compensation Committee with respect to compensation of Directors, reviews and approves related person transactions, and resolves any conflicts of interest involving a Director. The Committee reviews and, if necessary, recommends revisions to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and other governance policies adopted from time to time. The Committee also oversees, reviews, and reports to the Board on a periodic basis with regards to sustainability and social responsibility matters, including impacts to the Company’s business and strategy, the Company’s public reporting on these topics, and any recommendations with respect to oversight and related policies.

The Corporate Governance, Nominating, and Sustainability Committee leads the search for individuals qualified to become Directors and selects nominees to be presented for stockholder approval at each Annual Meeting of Stockholders and to fill vacancies on the Board of Directors. See “Proposal 1. Election of Directors – Director Qualifications and Selection Process.”

Mr. Deely serves as Chairman of the Corporate Governance, Nominating, and Sustainability Committee. This Committee held 3 meetings during the year ended December 31, 2022.

Risk Committee

The purpose of the Risk Committee is to provide oversight of Company-wide risk management practices to assist the Board in (i) overseeing that the executive team has identified and assessed all the risks that the organization faces and has established a risk management infrastructure capable of addressing those risks; (ii) overseeing in conjunction with other Board-level committees or the full Board, if applicable, risk, such as strategic, financial, credit, market, liquidity, cyber and physical security, property, information technology, legal, regulatory, reputational, and other risks; (iii) overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine that the oversight of any risks are not missed; and (iv) in conjunction with the full Board, approving the Company’s enterprise-wide risk management framework. The Company faces a number of material risks, including financial and operational risks. Accordingly, the Company conducts regular enterprise risk management reviews to identify and assess these risks, and to implement effective plans to manage them.

Mr. O’Sullivan serves as Chairman of the Risk Committee. This Committee held 4 meetings during the year ended December 31, 2022.

Strategy, Acquisition, and Capital Deployment Committee

The purpose of the Strategy, Acquisition, and Capital Deployment Committee is to assist the Board in fulfilling its oversight responsibilities relating to the formulation and execution of strategy for the Company, risks and opportunities relating to such strategy, and strategic decisions regarding investments, acquisitions, and divestitures by the Company. The Strategy, Acquisition, and Capital Deployment Committee (i) works with Management in the development of the Company’s strategy; (ii) monitors execution of the Company’s strategic plan, both domestically and internationally, against stated goals and objectives, and provides guidance and feedback as necessary; (iii) in conjunction with Management, develops an acquisition strategy that aligns with the Company’s long-term strategic plan; (iv) reviews each proposed acquisition by the Company above an established threshold in the context of various factors, including whether to recommend approval of the acquisition; (v) from time to time, reviews and recommends to the Board of Directors whether to exit an existing business or dispose of assets; and (vi) reviews and analyzes actions and results against stated goals and objectives.

Mr. Reed serves as Chairman of the Strategy, Acquisition, and Capital Deployment Committee. This Committee held 9 meetings during the year ended December 31, 2022.

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COMPENSATION-RELATED RISK

To identify risks that could be created by our compensation policies and practices, the Compensation Committee reviews enterprise risk management assessments, and evaluates our controls to determine if they adequately mitigate compensation-related risks. If appropriate, controls are modified or supplemented. The Compensation Committee assessed our executive compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes our executive compensation programs, including the design of long-term incentive plans, oversight by the Compensation Committee, and sufficiency of control features, prevent unintentional material risk. In addition, stock ownership guidelines, the long-term nature of equity awards, share retention, and incentive compensation forfeiture, taken together, motivate Management to carefully consider risk in making business decisions and evaluating growth opportunities, and mitigate excessive risk-taking to achieve short-term results.

COMPENSATION RECOUPMENT POLICY

The Board of Directors has adopted a compensation recoupment policy for executive officers that allows for the recovery of performance-based compensation amounts paid under an incentive compensation plan, including any discretionary bonus amounts and equity awards, the amount, payment, and/or vesting of which was calculated based wholly, or in part, on the application of financial performance criteria. The policy applies in the event there is a required financial restatement due to material noncompliance with any financial reporting requirements under the securities laws, as determined by the Board of Directors, which results in performance-based compensation that would have been a lower amount if such compensation had been calculated based on such restated results. The policy is administered by the Compensation Committee, as more fully described in the policy, which is included in the Compensation Committee Key Practices.

In October 2022, the SEC adopted final rules under the Dodd-Frank Act directing national securities exchanges to establish listing standards related to compensation recoupment policies. The NYSE recently posted proposed listing standards requiring listed companies to adopt compensation recoupment policies containing certain provisions. The Compensation Committee will make appropriate modifications to the Company’s compensation recoupment policy to comply with the new listing standards once they are finalized.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

To help align the personal interests of non-employee Directors with the interests of stockholders, all non-employee Directors are required to hold Company Common Stock, RSUs, or DSUs equivalent to 5x each non-employee Director’s annual cash retainer (exclusive of any cash retainer for serving as a Board or Committee chair). Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, the individual and his or her immediate family members residing in the same household, plus RSUs, DSUs, and stock awards (whether vested or unvested). Stock options (whether vested or unvested) do not count toward satisfaction of the guidelines. Non-employee Directors are required to achieve ownership in accordance with the guidelines within five years of the date they assume their position. As of the date of this Proxy Statement, all non-employee Directors satisfy the stock ownership requirements or are within that five-year period.

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TEAM MEMBERS AND DIRECTORS GUIDELINES FOR BUSINESS CONDUCT

The Company has Guidelines for Business Conduct that all Management team members and Directors are required to annually sign and follow in conducting the Company’s business, and a Code of Ethics for Senior Financial Officers governing the conduct of its President and Chief Executive Officer, Chief Financial Officer, and the financial officers of the Company and its subsidiaries.

MANAGEMENT AND BOARD SUCCESSION

The Board periodically reviews with the Chief Executive Officer and maintains a succession plan for executive officers, after considering recommendations from the Corporate Governance, Nominating, and Sustainability Committee. The plan is designed to ensure an effective transition of Management of our operations to qualified executives upon the retirement of senior executives. The Board is also responsible for maintaining an emergency succession plan that is reviewed periodically with Management.

CONTACTING THE BOARD OF DIRECTORS

Any stockholder, or other interested party, who wishes to communicate with the Board of Directors, or our non-employee Directors as a group, or any member of the Board, may do so electronically by sending an e-mail to LCII@lci1.com or by writing to any Director c/o LCI Industries, 3501 County Road 6 East, Elkhart, Indiana 46514. Communications received electronically or in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances described in communications received. For example, communications regarding accounting, internal accounting, internal accounting controls, and auditing matters generally will be forwarded to the Chair of the Audit Committee.

PROHIBITION ON HEDGING BY DIRECTORS AND TEAM MEMBERS

The Board of Directors has adopted a Hedging Policy that prohibits the Company’s Directors, executive officers, team members, and their designees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s Common Stock. This prohibition applies to all shares of the Company’s Common Stock owned directly or indirectly by such persons. The Hedging Policy does not preclude the Company’s Directors, officers, team members, and their designees from engaging in general portfolio diversification.

11	YES	YES	9 YEARS
NUMBER OF DIRECTORS	SEPARATE CHAIR/CEO	INDEPENDENT CHAIRMAN	AVERAGE DIRECTOR TENURE

91%	100%	59 YEARS OLD	27%
BOARD INDEPENDENCE	COMMITTEE INDEPENDENCE	AVERAGE DIRECTOR AGE	WOMEN ON BOARD

As of 12/31/22

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DIRECTOR COMPENSATION

The following table summarizes compensation paid to non-employee Directors during fiscal 2022:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Tracy D. Graham	$300,000	$150,080	$5,427	$455,507
Frank J. Crespo	$138,000	$150,080	$21,633	$309,713
Brendan J. Deely	$144,000	$150,080	$5,427	$299,507
Ronald J. Fenech(4)	$42,212	$0	$3,537	$45,749
James F. Gero	$115,000	$150,080	$31,191	$296,271
Virginia L. Henkels	$158,925	$150,080	$22,316	$331,321
Stephanie K. Mains	$101,500	$150,080	$5,427	$257,007
Linda K. Myers	$12,228	$69,851	$743	$82,822
Kieran M. O’Sullivan	$126,500	$150,080	$5,427	$282,007
David A. Reed	$138,000	$150,080	$11,494	$299,574
John A. Sirpilla	$100,000	$150,080	$5,427	$255,507
Total	$1,376,365	$1,420,571	$118,049	$2,914,985

(1)	Represents the Directors’ annual cash retainer amount and the additional annual cash fee paid to the Chairman of the Board and the Committee Chairs, as applicable, for the period of time they served in the respective positions in 2022, except for Messrs. Crespo, Fenech, Gero, and Reed, and Mses. Henkels and Mains, who elected to receive DSUs in lieu of their cash compensation for 2022. For those Directors, the amount shown represents the value, as of the date credited, of DSUs issued in lieu of cash compensation in payment of Directors’ fees. To encourage our Directors’ long-term ownership of the Common Stock of the Company, non-employee Directors may elect to accept DSUs in lieu of cash compensation in payment of Directors’ fees. An initial election to defer compensation for a calendar year must be made prior to December 31st of the preceding calendar year. The number of DSUs, credited at the fair market value of the stock on the date credited, is equivalent to 115 percent of the deferred fee. The DSUs are distributed in the form of shares of Common Stock of the Company at the end of the initial restriction or deferral period selected by the Director, subject to earlier distribution upon death, disability, or certain changes-in-control of the Company and are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Until shares representing the DSUs are distributed, the Director does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividend equivalents in DSUs with the same deferral period as the underlying units, if dividends are issued to stockholders. The amounts for Messrs. Graham, Deely, and O’Sullivan and Ms. Henkels also include special additional cash compensation paid in 2022, as described further below.

(2)	In May 2022, each non-employee Director who was elected at the 2022 Annual Meeting was granted 1,420 RSUs, having a value of approximately $150,000, as the annual equity grant component of Director compensation. The grant date fair value of the RSUs granted to Directors in May 2022 was $105.69 per share, the closing price on the grant date. These RSUs vest in full on the earlier of the first anniversary of the grant date and the date of the annual meeting of stockholders in the following year. Additionally, in November 2022, Ms. Myers received, upon her election to the Board, a grant of 708 RSUs, having a value of $69,851. The grant date fair value was $98.66 per share, the closing price on the grant date. These RSUs vest in full on the first anniversary of the grant date. Directors do not have any rights of a stockholder of the Company with respect to RSUs, other than to receive dividend equivalents in RSUs with the same vesting period, if dividends are issued to stockholders. Non-employee Directors can also receive non-qualified stock options or other stock-based awards under the 2018 Plan. No stock options or other stock-based awards were granted in fiscal 2022 to our non-employee Directors. As of December 31, 2022, the non-employee Directors held the following number of RSUs:

Name	RSUs Held at December 31, 2022
Tracy D. Graham	1,464
Frank J. Crespo	1,464
Brendan J. Deely	1,464
James F. Gero	1,464
Virginia L. Henkels	1,464
Stephanie K. Mains	1,464
Linda K. Myers	716
Kieran M. O’Sullivan	1,464
David A. Reed	1,464
John A. Sirpilla	1,464

(3)	Represents the dollar value of dividend equivalents credited on stock awards in the applicable year when those amounts were not factored into the grant date fair value of the award.

(4)	Mr. Fenech’s service on the Board ended on May 19, 2022.

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DISCUSSION OF DIRECTOR COMPENSATION

The Corporate Governance, Nominating, and Sustainability Committee has responsibility for recommending to the Board compensation and benefits for non-employee Directors. In discharging this duty, the Committee is guided by three goals: (1) compensation should fairly pay Directors for the time and service they provide; (2) compensation should align the interests of Directors with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent, and easy for stockholders to understand. The Corporate Governance, Nominating, and Sustainability Committee believes these goals are served by providing non-employee Directors with an annual retainer fee, fees for each meeting attended, or any combination thereof, and an annual stock-based award. Prior to determining compensation for non-employee Directors for fiscal 2022, the Corporate Governance, Nominating, and Sustainability Committee also consulted with Willis Towers Watson, the Committee’s independent compensation consultant, regarding Director compensation mix and total compensation for Board and Committee service.

For fiscal 2022, non-employee Directors received a combination of an annual cash retainer of $100,000, which covers a Director’s attendance at up to 20 Board and Committee meetings, and an annual grant of RSUs valued at approximately $150,000 on the date of grant, which occurs on the date of the Annual Meeting following their election to the Board for a one-year term. Attendance at any meetings in excess of the 20 earns additional compensation of $1,500 per meeting. The Chairman of the Board and the Chair of each of the Audit Committee, the Compensation Committee, the Corporate Governance, Nominating, and Sustainability Committee, the Risk Committee, and the Strategy, Acquisition, and Capital Deployment Committee received an additional annual fee for the additional responsibilities related to their respective positions. The following table sets forth the additional annual fees for the Board and Committee Chairs that were in effect during 2022:

Annual Fee for Board or Committee Chair	Amount
Board of Directors	$100,000
Audit Committee	$25,000
Compensation Committee	$20,000
Corporate Governance, Nominating, and Sustainability Committee	$15,000
Risk Committee	$15,000
Strategy, Acquisition, and Capital Deployment Committee	$20,000

Annual retainer fees, meeting attendance fees, and chair fees are paid on a quarterly basis.

Non-employee Directors who join the Board of Directors other than on the date of an Annual Meeting receive pro-rated retainer amounts and equity awards.

As described in more detail in footnote (1) to the table above, to encourage our Directors’ long-term ownership of the Common Stock of the Company, non-employee Directors may elect to accept DSUs in lieu of cash compensation in payment of Directors’ fees.

In addition, in May 2022, the following Directors were paid the following additional cash amounts in recognition of significant additional time and effort spent by them related to stockholder outreach and certain other matters: Mr. Graham: $50,000; Mr. Deely: $20,000; Ms. Henkels: $10,000; and Mr. O’Sullivan: $10,000.

Directors who are team members of the Company do not receive additional fees or other compensation for serving as Directors.

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EXECUTIVE COMPENSATION

A MESSAGE FROM OUR COMPENSATION COMMITTEE

2022 was another year of incredible performance by LCI Industries, which achieved record net sales of $5.2 billion, an increase of 16% from full year 2021 net sales, while expanding margins, leading to record net income of $395 million. The increase in year-over-year net sales was primarily driven by price realization, successful acquisitions, and an increase in net sales to OEMs in adjacent industries, partially offset by decreased North American RV wholesale shipments. Our experienced leadership team, agile operational execution, and diversified cost structure helped us deliver a banner year despite macro-economic headwinds. Equally important, our strong culture and talented Lippert team members enabled us to deliver new innovations for our customers and stockholders. Our team’s deep industry knowledge and experience navigating fluctuating production schedules will guide us in 2023 and beyond.

As the Compensation Committee, we strive to pay for performance to ensure the goals and objectives of the executive leadership team are aligned with those of our stockholders, and, at the same time, we maintain pay programs that help retain and motivate Management to drive long-term success for LCI Industries. As you review the following Compensation Discussion and Analysis, you will see that the strong business performance we achieved in 2022 informed our decisions related to executive compensation payouts. We also considered the market and the unique situation in Elkhart County, Indiana, where our geographic proximity to so many competitors and industry peers means competition for talent is high. This presents a unique challenge as many of our local competitors are privately held, with largely cash-based compensation programs.

At the same time, we remain very committed to stockholder input. For 2022, we updated our compensation program in direct response to investor feedback. First, a portion of the 2022 annual cash incentive available to the named executive officers was shifted to equity and incorporated into each executive’s annual equity long-term incentive grant to better align the executives’ interests with those of our stockholders. In addition, the performance stock units awarded to the named executive officers in March 2022 provide that the number of units that can be earned is based on whether and to what extent Return on Invested Capital (“ROIC”) performance goals for a three-year period from January 1, 2022, through December 31, 2024, are satisfied — increasing the PSU performance measurement period from two years to three years.

The Compensation Committee of the Board of Directors oversees LCI Industries’ executive compensation philosophy and reviews and approves compensation for our named executive officers. While LCI Industries’ Management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation Committee to approve our executive compensation philosophy, plans, policies, programs, and decisions. We look forward to reporting on our performance and compensation programs in the future, and we thank you for your engagement.

The Compensation Committee

Frank J. Crespo, Chairman

Brendan J. Deely

Virginia L. Henkels

Stephanie K. Mains

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BUSINESS PERFORMANCE HIGHLIGHTS

In fiscal year 2022, we achieved record net sales while expanding margins, which drove record net income, a testament to our experienced leadership team, enhanced operations, and flexible cost structure. Despite persistent macro-economic headwinds, primarily in the fourth quarter when original equipment manufacturers (“OEMs”) implemented production shutdowns, the diversification of our businesses outside of the North American recreational vehicle (“RV”) market and actions to flex staffing helped mitigate the impact on earnings. The hard work and dedication that our team members demonstrated throughout the year helped drive our business forward. Some highlights from 2022:

•	Record net sales of $5.2 billion, up 16% year-over-year

•	Record net income of $395.0 million, or $15.48 per diluted share, up $107.2 million, or 37%, year-over-year

•	EBITDA(1) of $682.2 million, up $171.5 million, or 34%, year-over-year

•	Completed four strategic acquisitions for a combined cash purchase price of $108.5 million

•	Returned $126.8 million to shareholders through $102.7 million of dividends and $24.1 million in share repurchases

(1)	EBITDA is defined as net income before interest expense, net, benefit/provision for income taxes, depreciation expense, and amortization expense during 2022 and 2021. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

COMPENSATION DISCUSSION AND ANALYSIS

LCI Industries supplies highly engineered components primarily to the OEMs of recreational vehicles, buses, trailers, trucks, boats, trains, manufactured housing, and their related aftermarkets. We strive to be a leading supplier for component parts manufacturing in the markets in which we compete. Executing on this strategy requires a team of highly engaged and motivated leaders, who are rewarded in line with the performance they deliver.

To ensure our leaders are driven to deliver excellence for our team members, our customers, and our stockholders, our executive compensation program is designed to link business priorities with performance.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation program is based on a pay-for-performance philosophy and is designed to:

●	Enable the Company to attract, motivate, and retain highly qualified senior executives who have the skills to drive our continued profitability, growth, and success;

●	Provide fair and equitable compensation that rewards executives for achieving specified financial goals and other key metrics;

●	Link a substantial portion of executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis; and

●	Align the interests of our executives with those of our stockholders.

This Compensation Discussion and Analysis (“CD&A”) describes the 2022 compensation of our named executive officers (“NEOs”) listed below. It also provides an overview of our executive compensation program, which we continue to refine based on stockholder feedback, competitive market practice, and Company performance.

Named Executive Officer	Role
Mr. Jason D. Lippert	President and Chief Executive Officer (CEO)
Mr. Brian M. Hall	Executive Vice President and Chief Financial Officer (CFO)
Mr. Ryan R. Smith	Group President – North America
Mr. Jamie M. Schnur	Group President – Aftermarket
Mr. Andrew J. Namenye	Executive Vice President, Chief Legal Officer, and Corporate Secretary

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SUMMARY OF OUR 2022 DECISIONS

The Compensation Committee makes decisions regarding named executive officer total compensation (base salary, annual cash incentive objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes its decisions as well as updates to the compensation programs for 2022 and 2023.

Factors That Guide Total Compensation Decisions

●   Our executive compensation philosophy

●   Degree of achievement of key strategic financial and operational goals

●   Recommendations of our President and CEO

●   Advice of an independent compensation consultant

●   Stockholder input

●   Market pay practices, including those specific to the RV industry in Elkhart County, Indiana

●   Current and historical executive compensation

●   Executive compensation peer group comparison

2022 Compensation Changes and Key Decisions See pages 40 – 67 for more information	BASE SALARY

Effective January 1, 2022, the named executive officers received base salary increases ranging from 1.3% to 12.2% to more closely align their base salaries with the competitive market practice for their respective roles.

ANNUAL CASH INCENTIVE

Based on feedback received from investors, a portion of the 2022 annual cash incentive available to the named executive officers was shifted to equity and incorporated into each executive’s annual equity long-term incentive grant to better align the executives’ interests with those of our stockholders. As a result, the 2022 target cash incentive amount (“Target Incentive”) for each named executive officer, except Mr. Namenye, was decreased from the prior year. Mr. Namenye’s Target Incentive increased from $425,000 to $450,000 to more closely align with the market.

In February 2022, the Compensation Committee approved the annual Adjusted EBIT goal for the 2022 Annual Incentive Plan (the “AIP”). The actual Adjusted EBIT result achieved in 2022 was very strong. In February 2023, the Committee met and determined the degree to which the Adjusted EBIT goal under the 2022 AIP was achieved. Adjusted EBIT in 2022 was a record $553 million, an increase of 39% from 2021, resulting in a 200% of target payout multiple for the CEO and a 175% of target payout multiple for the other named executive officers before any discretionary downward adjustments. Adjusted EBIT is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

EQUITY GRANT DECISIONS

On March 1, 2022, Mr. Lippert received an annual equity grant with a target value of $6,600,000. Messrs. Hall, Namenye, Schnur, and Smith received annual equity grants with a target value ranging from $1,200,000 to $2,480,000. The value of the equity award granted to each NEO was based on his performance over the long term and during the prior year, his long-term potential and retention considerations, and market practices for comparable positions, as well as to reflect the shift of a portion of the cash incentive to equity as discussed above.

For Mr. Lippert, this annual equity grant consisted of a mix of 67% performance stock units (“PSUs”) and 33% restricted stock units (“RSUs”). For all of the other named executive officers, these annual equity grants consisted of an average of 61% PSUs and 39% RSUs. The PSUs awarded to the named executive officers in March 2022 provide that the number of units that can be earned is based on whether and to what extent ROIC performance goals for a three-year period from January 1, 2022, through December 31, 2024, are satisfied — increasing the PSU performance measurement period from two years to three years.

RSUs for all of the named executive officers vest over a three-year period, with one-third vesting each year on the anniversary of the grant date.
In February and March 2023, the Compensation Committee discussed, reviewed, and approved executive compensation matters for 2023.

BASE SALARY
2023 Compensation Program

Effective January 1, 2023, the NEOs received base salary increases ranging from 0% to 17.7%, to more closely align their base salaries with the competitive market practice for their respective roles.

INCENTIVE PLANS

The 2023 cash and equity plans remain the same as the 2022 approach. 100% Adjusted EBIT is the metric for the annual cash plan. The PSUs awarded to NEOs in March 2023 provide that the number of units that can be earned is based on whether and to what extent ROIC performance goals for a three-year period from January 1, 2023, through December 31, 2025, are satisfied.

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SUPPORTING OUR PAY-FOR-PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company performance, the majority of the total direct compensation opportunity that our President and CEO and other named executive officers receive is “at-risk” and dependent upon future performance.

Consistent with the Company’s overall executive compensation philosophy, named executive officers are rewarded for their strong leadership and Company performance and provided equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. Lippert, 88% of his total direct compensation opportunity (base salary, target annual cash incentive, and target equity grants) is at-risk, as shown below. On average, the total direct compensation opportunity at risk for our other named executive officers is 79%.

The majority of the total direct compensation opportunity for our named executive officers — 88% for our President and CEO and, on average, 79% for our other named executive officers — is “at-risk” based on the achievement of specific performance goals.

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ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his compensation comes from performance-based pay. For 2021, the performance-based components of our executive compensation program were designed as follows:

	Short-Term Incentive	Long-Term Incentive
	Annual Cash Incentive	Performance-Based Equity	Time-Based Equity
Objective	Reward achievement of short-term (annual) Company financial performance goals	Reward long-term financial results and drive stockholder value creation	Reinforce ownership in the Company Provide direct alignment with stockholders
Form	Cash	Performance Stock Units (PSUs)	Restricted Stock Units (RSUs)
Time Horizon	1 year	3 years	3 years
Metrics	Adjusted EBIT	ROIC	Stock price appreciation Continued employment

COMPENSATION FACTORS AND GOVERNANCE

The Compensation Committee applies a number of compensation governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to align executive and stockholder interests.

WHAT WE DO

●  Deliver executive compensation primarily through performance-based at-risk pay

●  Maintain a peer group for benchmarking pay

●  Set challenging short- and long-term incentive objectives

●  Place a cap on the annual cash incentive payments that executives can receive

●  Provide strong oversight that ensures adherence to equity grant regulations

●  Maintain a clawback policy for annual cash incentive and equity compensation, as well as an anti-hedging/pledging policy

●  Require stock ownership by all of our NEOs, with minimum ownership levels defined by role

●  Have double-trigger change-in-control arrangements

●  Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company

●  Offer market-competitive benefits for executives that are consistent with the benefits provided to the rest of our employees

●  Consult with an independent consultant on compensation levels and practices

WHAT WE DON’T DO

●  No hedging or pledging of equity

●  No guarantees or minimums related to base salary increases, annual cash incentives, or equity grants

●  No gross-ups upon change in control

●  No excessive perquisites

●  No supplemental executive retirement plans

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Stockholder Input on Executive Compensation

We value the opinions of our stockholders and are committed to regular engagement that enables LCI Industries to better understand investor perspectives on our Company and our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our named executive officers, the Compensation Committee considers stockholder feedback, including the advisory “say-on-pay” vote at our annual meeting. In 2022, 97% of the votes cast approved the compensation of our named executive officers.

In March and April of 2022, we reached out to and solicited feedback from the holders of 79% of institutionally held shares. Mr. Hall and Frank Crespo, Compensation Committee Chair, both participated in these meetings. Through these engagements, we collected meaningful feedback on various topics, including our executive compensation and incentives, performance measurement, operations, and sustainability plans. Our management team also had ongoing interaction with investors throughout 2022 to discuss our business, operating environment, financial results, and sustainability efforts at a series of conferences and roadshows, in addition to Company-hosted events and quarterly conference calls. During the year, LCI Industries held more than 39 investor calls, attended three investor conferences and four non-deal roadshow events, and hosted an Investor Briefing event for stockholders and analysts.

To strengthen our pay-for-performance culture, the Compensation Committee considers the feedback obtained from our investor outreach when making decisions relating to compensation for our named executive officers. We remain committed to ongoing, proactive stockholder outreach throughout 2023 and into the future. The Board strongly believes in engagement, communication, and transparency with the Company’s stockholders.

Role of the Compensation Committee

The Compensation Committee administers the executive compensation program for all named executive officers as well as other executives within the Company. While Company Management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies, programs, and decisions.

The following table provides the steps the Compensation Committee follows to ensure the total compensation for our named executive officers is competitive, appropriately tied to performance, and does not promote undue risk taking.

STEP 1: Input on Compensation	STEP 2: Compensation Committee Decisions	STEP 3: Performance Goals

At the beginning of each year, Management, including the President and CEO, provides recommendations to the Compensation Committee on the compensation of the named executive officers.

These recommendations take into consideration the competitive market pay data provided by the Compensation Committee’s independent consultant and applicable to the RV industry in Elkhart County, Indiana, as well as an evaluation of the named executive officer’s role, contributions and performance in achieving Company performance, and long-term potential.

(See more below on the Compensation Committee’s independent compensation consultant.)

The Compensation Committee considers these recommendations together with the input of its independent compensation consultant, and subsequently the Compensation Committee determines the named executive officers’ compensation, ensuring that it is aligned with our compensation philosophy.

All aspects of the CEO’s compensation are determined solely by the Compensation Committee, with input from its independent compensation consultant.

For the coming year, the Compensation Committee reviews and approves each NEO’s:

●

Base salary

●

Variable pay target opportunities for annual cash incentive compensation and long-term equity incentives

●

Performance metrics for the annual cash incentive and equity grants

The Compensation Committee ensures that performance metrics are consistent with the financial, operational, and strategic goals set by the Board, that the performance goals are sufficiently ambitious, and that amounts paid (when specified performance levels are achieved) are consistent with our executive compensation philosophy.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Though the Compensation Committee has ultimate responsibility for compensation-related decisions, it retains Willis Towers Watson as a consultant on executive compensation matters. Willis Towers Watson provides market analyses and input that inform the Committee’s decisions, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various executive compensation proposals presented by Management to the Compensation Committee, and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the SEC, the Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the Committee.

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Role of the Executive
Compensation Peer Group

To help ensure we provide our named executive officers with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies.

In 2022, this peer group consisted of companies determined to be:

●	Similar in size (revenue and market capitalization), complexity, and global reach to LCI Industries;

●	In the auto parts and equipment industry or a similar industry; and

●	In competition with LCI Industries for executive talent.

We design our total compensation packages to provide pay for performance, tracking when our results exceed or fall short of our financial and operational goals.

Challenges We Face in
the RV Industry

Defining our executive compensation peer group is a challenge given the complexity of our business as well as our concentrated geographic footprint. The Compensation Committee considers the unique situation in Elkhart County, Indiana, where our geographic proximity to so many other competitors and industry peers means competition for talent is high. Attracting talent to Elkhart County is an ever-present challenge as well. Thus, while many of our competitors are not publicly traded companies, and therefore, do not disclose their compensation practices for benchmarking, we must consider local pay practices as we make decisions about executive compensation. We look at market data alongside our decades of industry experience and knowledge of local RV industry pay practices and models to help ensure the Company can incentivize and engage our talented senior leadership team and broader workforce who are key to our continued business success.

Our peer group is regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of its independent compensation consultant. The Compensation Committee used the peer group on the right in making 2022 executive compensation decisions.

2022 EXECUTIVE COMPENSATION PEER GROUP

A. O. Smith

American Axle & Manufacturing

Brunswick

Carlisle Companies

Dana

Donaldson

Graco

Hubbell, Inc.

ITT, Inc.

Lincoln Electric Holdings

Modine Manufacturing

Patrick Industries

Terex Corp

Thor Industries

Visteon

Watts Water Technologies

Winnebago Industries

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ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Our executive compensation consists of fixed pay and variable pay, including cash and non-cash components.

The table below summarizes the various elements of executive compensation and their objectives:

	Objective	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain, and motivate executives within the auto parts and equipment industry and broader market	Cash	● Reflects individual skills, experience, responsibilities, and performance over time ● Influences annual cash and long-term incentive opportunities
Short-Term Incentive — Annual Cash Incentive	Encourage focus on short-term business performance	Cash	● Performance-based reward tied to achievement of short-term (annual) financial performance goal ● Pays only if threshold performance levels are met or exceeded
Long-Term Incentive — Performance Stock Units (PSUs)	Increase multi-year profitability and stock price	Equity	● Performance-based rewards tied to achievement of long-term performance goals ● Vests only if threshold performance levels are met or exceeded ● Links value to stock price
Long-Term Incentive — Restricted Stock Units (RSUs)	Closely align executive and stockholder interests and aid in retention	Equity	● Promotes retention and enhances executive stock ownership ● Links value to stock price
Other Benefits	Aid in attracting and retaining executive talent	Benefit	● Severance provisions to protect Company and NEOs from certain termination events ● Broad-based benefits available to all team members ● A Deferred Compensation Program

ANALYSIS OF 2022 COMPENSATION DECISIONS

Base Salary

We establish base salaries for named executive officers that reflect each executive’s experience, expertise, and the complexity of his role, as well as current competitive compensation data. The Compensation Committee reviews base salaries of our named executive officers annually, and it approves any increases after considering factors such as performance, market competitiveness, and affordability.

2022 Base Salary Decisions

The NEOs received base salary increases effective January 1, 2022. These increases align the NEOs’ base salaries more closely with the competitive market practice for their respective roles.

Name	2021 Approved Salary	2022 Approved Salary	Percent Change
Mr. Jason D. Lippert	$1,085,620	$1,100,000	1.3%
Mr. Brian M. Hall	$500,000	$525,000	5.0%
Mr. Ryan R. Smith	$750,000	$800,000	6.7%
Mr. Jamie M. Schnur	$600,000	$620,000	3.3%
Mr. Andrew J. Namenye	$445,578	$500,000	12.2%

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2023 Base Salary Decisions

The NEOs, excluding Mr. Namenye, received base salary increases effective January 1, 2023. These increases align these NEOs’ base salaries more closely with the competitive market practice for their respective roles.

Name	2022 Approved Salary	2023 Approved Salary	Percent Change
Mr. Jason D. Lippert	$1,100,000	$1,155,000	5.0%
Mr. Brian M. Hall	$525,000	$600,000	14.3%
Mr. Ryan R. Smith	$800,000	$925,000	15.6%
Mr. Jamie M. Schnur	$620,000	$730,000	17.7%
Mr. Andrew J. Namenye	$500,000	$500,000	0%

Annual Cash Incentive

Under our 2022 AIP, we provide named executive officers with the opportunity to earn a cash incentive award when they deliver strong annual Company financial performance. Annual cash incentives are paid based on the Company’s achievement of annual performance goals determined by the Compensation Committee within the first 90 days of each year.

Annual Incentive Plan

In February 2022, the Compensation Committee approved the annual performance metrics, goals, and payout structure for the 2022 AIP. For 2022, the AIP again focused on one metric, Adjusted EBIT, as it is a key indicator of the strength of our business, it aligns with our local competitors and peer group, and the Compensation Committee believes that it drives long-term stockholder return.

Based on feedback received from investors, a portion of the 2022 annual cash incentive available to the named executive officers was shifted to equity and incorporated into each executive’s annual equity long-term incentive grant to better align the executives’ interests with those of our stockholders. As a result, the 2022 Target Incentive for each named executive officer, except Mr. Namenye, was decreased from the prior year. Mr. Namenye’s Target Incentive was increased from $425,000 to $450,000 to more closely align with the market.

The 2022 Adjusted EBIT target goal was set at $445 million, a 67.9% increase over the prior year. Each named executive officer has the opportunity to earn his Target Incentive if the Company achieves the Adjusted EBIT target goal for the year. The actual payout can range from 0% to 200% of the Target Incentive for the CEO and 0% to 175% of the Target Incentives for the other named executive officers, depending on the Company’s level of achievement of the Adjusted EBIT goal as shown in the table below:

	2022 Adjusted EBIT Goal	Incentive Payout (CEO)	Incentive Payout (Other NEOs)
Below Threshold	$—	0% of Target Incentive	0% of Target Incentive
Threshold	$311,500,000	70% of Target Incentive	70% of Target Incentive
Target	$445,000,000(1)	100% of Target Incentive	100% of Target Incentive
Maximum	$511,750,000	200% of Target Incentive	175% of Target Incentive

(1)	For the 2022 AIP, the Compensation Committee determined that Adjusted EBIT results within 2% above or below the target goal would be paid at 100% of Target Incentive. As a result, adjusted EBIT between $436,100,000 to $453,900,000 would be paid at 100% of Target Incentive.

Under the 2022 AIP, to the extent the overall threshold for Adjusted EBIT of $311,500,000 is achieved or exceeded, the payment amount for each participant would be calculated by multiplying the participant’s Target Incentive amount by the applicable incentive payout percentage as set forth in the table above. When Adjusted EBIT performance is between inflection points set forth above, linear interpolation is used to determine the payout amount, other than results within 2% above or below the target level as noted above.

For purposes of the 2022 AIP, Adjusted EBIT means the Company’s 2022 consolidated net income before interest and taxes, as adjusted by the Committee for events that are unusual in nature or infrequently occurring, including, without limitation, a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles.

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2022 Annual Incentive Plan Payouts (paid in March 2023)

In February 2023, the Committee met and determined the degree to which the Adjusted EBIT goal under the 2022 AIP was achieved. Actual Adjusted EBIT results in 2022 were very strong at $553 million, resulting in a payout level of 200% of the Target Incentive amount for the CEO and 175% of the respective Target Incentive amounts for the other named executive officers. Adjusted EBIT is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

As a result of the Compensation Committee’s determinations as described above, the following table sets forth the cash incentive payment amount to each named executive officer under the 2022 AIP:

Name	2022 Target Incentive	Cash Payout Under 2022 AIP	Actual as a % of Target
Mr. Jason D. Lippert	$1,320,000	$2,640,000	200%
Mr. Brian M. Hall	$472,500	$826,875	175%
Mr. Ryan R. Smith	$1,600,000	$2,800,000	175%
Mr. Jamie M. Schnur	$682,000	$1,193,500	175%
Mr. Andrew J. Namenye	$450,000	$708,750(1)	157.5%

(1)	In determining the final cash incentive payment amount to Mr. Namenye under the 2022 AIP, the Compensation Committee elected to exercise negative discretion to reduce his cash payout due to circumstances outside of his performance.

Equity Grants

Equity grants help to align executive interests with those of our stockholders. The Compensation Committee uses both PSUs and RSUs in our annual equity long-term incentive grants to retain and motivate our executives to achieve long-term performance.

Annual Equity Long-Term Incentive Grants

Annual equity grants are typically made in March of each year. The following criteria are evaluated for each of our named executive officers when determining the value of their annual equity award:

●	Performance over the long term;

●	Performance during the prior year;

●	Long-term potential;

●	Retention considerations; and

●	Market practices for comparable positions.

In addition, for the 2022 annual equity awards, a portion of the 2022 annual cash incentive for named executive officers was shifted to equity and incorporated into each executive’s annual equity long-term incentive grant to better align the executives’ interests with those of our stockholders. As a result, the 2022 target value of equity grants for each named executive officer increased over the prior year.

In February 2022, the Compensation Committee approved the amounts, terms, and conditions for the equity grants to be awarded in March 2022 of PSUs and RSUs for the Company’s senior officers, including the named executive officers, pursuant to the 2018 Plan. For each of the named executive officers, a total dollar value for the equity grant was established based on the criteria listed above (“Equity Value”). That Equity Value was converted to units based on the 15-day average trading price through the date of grant. For 2022, the Equity Value for Mr. Lippert was allocated based on a mix of approximately 67% PSUs and 33% RSUs. The mix for the other NEOs was, on average, 61% PSUs and 39% RSUs.

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The PSUs awarded to the named executive officers in March 2022 provide that the number of units that can be earned is based on whether and to what extent ROIC performance goals for a three-year period from January 1, 2022, through December 31, 2024, are satisfied — increasing the PSU performance measurement period from two years to three years. RSUs for all of the named executive officers vest over a three-year period, with one-third vesting each year on the anniversary of the grant date.

	2022 Annual Performance Stock Units (PSUs)	2022 Annual Restricted Stock Units (RSUs)
Definition	Notional units that will be settled in shares of LCII common stock on a one-for-one basis, if and to the extent certain performance metrics are achieved and subject to any additional vesting period	Notional units that will be settled in shares of LCII common stock following the applicable vesting dates
Performance Metric	ROIC	Time/Service
Vesting	Three-year measurement period (2022-2024) with number of PSUs earned based on achievement of performance goals; any earned PSUs will vest on March 1, 2025	Annually over three years

Performance Stock Units: 2022 ROIC PSUs

The PSUs awarded to the named executive officers consisted of PSUs based on the Company’s ROIC (as hereinafter defined) for the three-year period from 2022-2024 (the “2022 ROIC PSUs”). The ROIC performance goal for the three-year period was set at 20.0% (“Target”). The 2022 ROIC PSUs provide that the number of PSUs that can be earned range from 0% to 200% of the Equity Value allocated and converted to PSUs at the ROIC Target (“ROIC PSUs Target Number”) based on whether and to what extent the ROIC performance goal is met as shown in the table below:

ROIC Performance	Multiple of ROIC PSUs Target Number
<16.00%	0.00x
16.00% (Threshold)	0.40x
20.00% (Target)	1.00X
24.00% (Maximum)	2.00x

If ROIC performance is between inflection points, linear interpolation will be used to determine the number of earned 2022 ROIC PSUs.

The term “ROIC,” or “Return on Invested Capital,” means Operating Profit divided by Average Invested Capital, where: (i) “Operating Profit” is the Company’s fiscal year consolidated operating profit, as detailed in the Company’s financial statements filed with the SEC; and (ii)

“Average Invested Capital” is the average of the prior year end and current year quarterly (Total Stockholders Equity + Indebtedness) - (Cash, Cash Equivalents, and Short-Term Investments).

“Total Stockholders’ Equity” is the Company’s total stockholders’ equity as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.

“Indebtedness” is the Company’s indebtedness as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.

“Cash, Cash Equivalents, and Short-Term Investments” is the sum of the cash, cash equivalents, and short-term investments as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.

In addition, the Committee may adjust ROIC to exclude the impact of the following: (i) accretion expense; (ii) goodwill impairment; (iii) charges for reorganizing or restructuring; (iv) charges from asset write-downs; (v) acquisitions or divestitures; (vi) foreign exchange gains or losses; (vii) changes in accounting principles or tax laws, rules, or regulations; and (viii) extraordinary, unusual, transition, one-time, and/or non-recurring items as determined by the Committee from time to time.

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Restricted Stock Units

The annual RSUs granted in 2022 to the named executive officers vest over a three-year period, with one- third vesting each year on the anniversary of the grant date. The Compensation Committee believes the RSUs granted to our executives and team members constitute an effective incentive to achieving long-term Company success and are an important compensation component to our executives and team members. The number of RSUs granted to each named executive officer in 2022 was value-based after consideration by the Compensation Committee of factors and events relative to the Company’s performance, the expense related to the RSUs, resulting dilution, the element of motivation that equity awards provide, and other factors.

2022 Equity Long-Term Incentive Grant

Based on feedback received from investors, a portion of the 2022 annual cash incentive available to the named executive officers was shifted to equity and incorporated into each executive’s annual equity longterm incentive grant to better align the executives’ interests with those of our stockholders. As a result, the 2022 target value of equity grants for each named executive officer increased over the prior year.

The Equity Value awarded to each of the named executive officers, the amount allocated to PSUs and RSUs, and the conversions to number of units for PSUs at Target and RSUs based on the 15-day average trading price of $123.52 through the date of grant, are as follows:

Name	ROIC PSUs Target Number	ROIC PSUs Target Value	RSUs Number	RSUs Value	Target Value of Equity Grants
Mr. Jason D. Lippert	35,622	$4,400,000	17,811	$2,200,000	$6,600,000
Mr. Brian M. Hall	6,376	$787,500	3,826	$472,500	$1,260,000
Mr. Ryan R. Smith	10,363	$1,280,000	9,716	$1,200,000	$2,480,000
Mr. Jamie M. Schnur	10,039	$1,240,000	5,020	$620,000	$1,860,000
Mr. Andrew J. Namenye	6,072	$750,000	3,644	$450,000	$1,200,000

Performance Results for 2020 ROIC PSUs

The ROIC PSUs granted in 2020 (“2020 ROIC PSUs”) provided that the number of PSUs that could be earned was based on whether and to what extent ROIC performance goals for the two-year period from January 1, 2020, through December 31, 2021, were satisfied. In early 2022, the Compensation Committee determined that ROIC was achieved at 24%, resulting in performance at 200% of target. The 2020 ROIC PSUs earned are displayed below.

	2020 ROIC PSUs (Granted at $111.69)	2020 ROIC PSUs Target Value	2020 ROIC PSUs Earned at 200% of Target(2)
Mr. Jason D. Lippert	28,741	$3,210,000	63,130
Mr. Brian M. Hall	4,701	$525,000	10,326
Mr. Ryan R. Smith(1)	N/A	N/A	N/A
Mr. Jamie M. Schnur	4,191	$468,000	9,206
Mr. Andrew J. Namenye	3,492	$390,000	7,670

(1) Mr. Smith did not receive a 2020 ROIC PSU grant.

(2) Includes dividend equivalents earned through the vesting date of March 1, 2023.

The earned 2020 ROIC PSUs vested on March 1, 2023.

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Performance Results for 2021 ROIC PSUs

The ROIC PSUs granted in 2021 (“2021 ROIC PSUs”) provided that the number of PSUs that could be earned was based on whether and to what extent ROIC performance goals for the two-year period from January 1, 2021, through December 31, 2022, were satisfied. In early 2023, the Compensation Committee determined that ROIC was achieved at 25%, resulting in performance at 200% of target. The 2021 ROIC PSUs earned are displayed below.

	2021 ROIC PSUs (Granted at $146.41)	2021 ROIC PSUs Target Value	2021 ROIC PSUs Earned at 200% of Target(1)
Mr. Jason D. Lippert	21,925	$3,210,000	46,772
Mr. Brian M. Hall	4,508	$660,000	9,616
Mr. Ryan R. Smith	5,123	$750,000	10,928
Mr. Jamie M. Schnur	5,574	$816,000	11,892
Mr. Andrew J. Namenye	2,972	$435,000	6,340

(1) Includes dividends equivalents earned.

The earned 2021 ROIC PSUs will vest on March 1, 2024, following a one-year holding period.

RETIREMENT SAVINGS PROGRAMS

In 2022, we provided retirement benefits to our named executive officers through the defined contribution retirement savings plan, which is the same plan available to all team members. We do not maintain any defined benefit retirement plans or other pension or profit-sharing plans.

In 2022, the Company matched a portion of contributions to the 401(k) plan up to the 2022 statutory maximum of $12,200 per team member. The aggregate amount of the Company’s contributions with respect to the named executive officers was $61,000 for 2022. Although our 401(k) plan permits profit-sharing contributions, the Company has not made any such contributions to the plan.

To provide a means for deferral of taxation on compensation, the Company maintains an Executive Non-Qualified Deferred Compensation Plan (the “Deferral Plan”) for certain executives, including the named executive officers. The Company does not make any contributions to the Deferral Plan but is responsible for certain costs of Deferral Plan administration, which are not significant. Pursuant to the Deferral Plan, the named executive officers are eligible to defer all or a portion of their earned base salary and incentive compensation. Each participant is fully vested in all deferred compensation and earnings on investments credited to his or her account because the Deferral Plan participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from our general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.

OTHER BENEFITS

As a competitive team member benefit, we provide team member health insurance in which the named executive officers participate, the aggregate cost of which for the named executive officers was $49,146 for 2022. We also provide other team member benefits in which the named executive officers participate, including life and disability insurance, and an automobile allowance together with related expenses. We do not provide or reimburse our executives for personal use of an airplane, or for financial planning, tax preparation, or home security.

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SEVERANCE

In June 2022, the Compensation Committee approved and adopted a form of Executive Employment Agreement for senior officers that has an initial three-year term with automatic one-year renewals and that provides severance payments or other benefits under certain circumstances following termination. The Compensation Committee believes the Executive Employment Agreements serve as appropriate retention tools for the Company’s executives by providing security in the event of an unplanned termination of employment for reasons other than cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of the Executive Employment Agreements are important to retain these key executives whose continued employment might be at risk for reasons other than cause. The specific terms of the Executive Employment Agreements are summarized in “Potential Payments on Termination or Change-in-Control” on page 56.

The 2018 Plan, and the related award agreements, contain provisions regarding treatment of outstanding equity awards upon a change in control of the Company and upon certain terminations of employment, as further described in “Potential Payments on Termination or Change-in-Control” on page 56.

OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

As we look to the future of the Company, we have adopted policies to help drive sustainable growth by further aligning the financial interests of our executives and stockholders with long-term stock price performance. This will help limit excessive risk-taking and executive misconduct through stock ownership guidelines and a clawback policy, as outlined below.

Stock Ownership Guidelines

Our guidelines for ownership of the Company’s common stock include all of our named executive officers, which aligns their interests with those of our stockholders. Stock ownership guidelines are set forth as a multiple of the executive’s cash base salary as of December 31, 2022, as displayed in the following table:

Position	Stock Ownership Guideline
CEO	5 times base salary
All Other NEOs	4 times base salary

Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, the executive and his immediate family members residing in the same household, plus DSUs and RSUs (whether vested or unvested), as well as earned PSUs (whether vested or unvested). These executives are required to achieve ownership in accordance with the guidelines within three years of the date they assume their position or the date the guidelines were updated, whichever occurs later. As of December 31, 2022, all of the NEOs were in compliance with the guidelines or within the applicable three-year period.

Clawback Policy

The Company currently has a compensation recoupment policy for executive officers that allows for the recovery of performance-based compensation amounts paid under an incentive compensation plan, including any discretionary bonus amounts and equity awards under the 2018 Plan, or any successor plan, the amount, payment, and/or vesting of which was calculated based wholly, or in part, on the application of financial performance criteria. The policy applies in the event there is a required financial restatement due to material noncompliance with any financial reporting requirements under the securities laws, as determined by the Board of Directors, which results in performance-based compensation that would have been a lower amount if such compensation had been calculated based on such restated results. The policy is administered by the Compensation Committee, as more fully described in the policy. In October 2022, the SEC adopted final rules under the Dodd-Frank Act directing national securities exchanges to establish listing standards related to compensation recoupment policies. The NYSE recently posted proposed listing standards requiring listed companies to adopt compensation recoupment policies containing certain provisions. The Compensation Committee will make appropriate modifications to the Company’s recoupment policy to comply with the new listing standards once they are finalized.

Additionally, all awards of incentive compensation are granted subject to the 2018 Plan, which provides that the Compensation Committee may review any equity award if the amount, payment, or vesting of such award was based on an entry in the financial statements that is the subject of a restatement, and cancel all or any portion of such awards and require the participant to repay to the Company all or any portion of the gain realized on the exercise of equity awards and the value realized on other awards.

Impact of Tax Treatment on Compensation

Section 162(m) of the Code limits deductibility of compensation paid to certain executive officers to $1 million per covered officer in any fiscal year. The Committee believes that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation are not restricted, even though some compensation awards may result in non-deductible compensation expenses to the Company. The Committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

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REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with Management the Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our 2022 Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Frank J. Crespo, Chairman

Brendan J. Deely

Virginia L. Henkels

Stephanie K. Mains

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

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SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation awarded to or earned by our Named Executive Officers for the years ended December 31, 2022, 2021, and 2020:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jason D. Lippert President and Chief Executive Officer	2022	$1,100,000	$6,522,567	$2,640,000	$271,108	$10,533,675
	2021	$1,085,620	$5,245,239	$4,500,000	$162,891	$10,993,750
	2020	$1,013,462	$5,316,527	$2,990,184	$189,578	$9,509,751
Brian M Hall Executive Vice President and Chief Financial Officer	2022	$525,000	$1,245,358	$826,875	$76,302	$2,673,535
	2021	$500,000	$1,078,559	$1,050,000	$60,588	$2,689,147
	2020	$465,231	$912,109	$623,085	$57,737	$2,058,162
Ryan R. Smith Group President - North America	2022	$800,000	$2,451,043	$2,800,000	$125,288	$6,176,331
	2021	$750,000	$1,225,688	$4,375,000	$78,504	$6,429,192
	2020	$576,923	$389,097	$2,179,414	$44,024	$3,189,458
Jamie M. Schnur Group Presiden - Aftermarket	2022	$620,000	$1,838,252	$1,193,500	$105,074	$3,756,826
	2021	$600,000	$1,333,487	$2,100,000	$67,737	$4,101,224
	2020	$492,308	$847,323	$923,085	$63,902	$2,326,618
Andrew J. Namenye Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	$500,000	$1,186,032	$708,750	$81,027	$2,475,809
	2021	$445,578	$710,954	$743,750	$51,525	$1,951,807
	2020	$425,945	$682,995	$461,308	$52,878	$1,623,126

(1)	With respect to 2020, the amounts in this column reflect base salary for 2020 less the temporary eight-week COVID-19 reductions.

(2)	The amounts in this column represent the aggregate grant date fair value of the stock awards granted in that year determined in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). For a discussion of assumptions made in determining the grant date fair value, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The stock awards consist of, as applicable: (i) with respect to 2022, the 2022 ROIC PSUs and annual awards of RSUs; (ii) with respect to 2021, the 2021 ROIC PSUs and annual awards of RSUs; and (iii) with respect to 2020, the 2020 ROIC PSUs and annual awards of RSUs.

The amounts included in the table above for the annual equity awards that are subject to performance conditions represent the value at the grant date based on the probable outcome of the applicable performance conditions. The following table presents the grant date fair value of the performance-based stock awards included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:

	2022 ROIC PSUs		2021 ROIC PSUs		2020 ROIC PSUs
Name	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
Jason D. Lippert	$4,348,378	$8,696,756	$3,147,115	$6,294,230	$2,774,944	$5,549,888
Brian M. Hall	$778,318	$1,556,636	$647,078	$1,294,156	$453,882	$907,764
Ryan R. Smith	$1,265,011	$2,530,022	$735,355	$1,470,710	N/A	N/A
Jamie M. Schnur	$1,225,461	$2,450,922	$800,092	$1,600,184	$404,641	$809,282
Andrew J. Namenye	$741,209	$1,482,418	$426,601	$853,202	$337,153	$674,306

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The following table presents the grant date fair value of the RSU awards included in the “Stock Awards” column:

Name	2022 Annual RSUs	2021 Annual RSUs	2020 Annual RSUs
Jason D. Lippert	$2,174,189	$2,098,124	$1,849,995
Brian M. Hall	$467,040	$431,481	$302,588
Ryan R. Smith	$1,186,032	$490,333	$389,097
Jamie M. Schnur	$612,791	$533,395	$269,761
Andrew J. Namenye	$444,823	$284,353	$224,768

(3)	The amounts in this column represent: (i) for 2022, bonus payment amounts earned pursuant to the 2022 AIP; (ii) for 2021, bonus payment amounts earned pursuant to the 2021 AIP; and (iii) for 2020, bonus payment amounts earned pursuant to the 2020 AIP, except in the case of Mr. Smith, the bonus payment amount earned pursuant to the non-NEO cash incentive program in which he participated. With respect to Mr. Schnur, the amount reported for 2020 includes an additional incentive of $300,000 for the achievement of certain performance goals.

(4)	Amounts shown in this column include the following payments the Company made to or on behalf of our NEOs:

		Dividend	401(k)			Total All
		Equivalent	Matching	Health	Other	Other
Name	Year	Unit Value(A)	Contribution	Insurance	Perquisites(B)	Compensation
	2022	$219,517	$12,200	$9,507	$29,884	$271,108
Jason D. Lippert	2021	$127,331	$11,600	$10,849	$13,111	$162,891
	2020	$156,260	$11,400	$9,323	$12,595	$189,578
	2022	$41,913	$12,200	$11,629	$10,560	$76,302
Brian M. Hall	2021	$26,183	$11,600	$11,629	$11,176	$60,588
	2020	$26,808	$11,400	$10,118	$9,411	$57,737
	2022	$82,490	$12,200	$9,507	$21,091	$125,288
Ryan R. Smith	2021	$29,754	$11,600	$8,882	$28,268	$78,504
	2020	$11,436	$11,400	$9,323	$11,865	$44,024
	2022	$61,866	$12,200	$11,629	$19,379	$105,074
Jamie M. Schnur	2021	$32,371	$11,600	$11,629	$12,137	$67,737
	2020	$24,904	$11,400	$10,118	$17,480	$63,902
	2022	$39,916	$12,200	$6,874	$22,037	$81,027
Andrew J. Namenye	2021	$17,259	$11,600	$10,849	$11,817	$51,525
	2020	$20,074	$11,400	$10,118	$11,286	$52,878

(A)	Represents the dollar value of dividend equivalents credited on stock awards in the applicable year, when those amounts were not factored into the grant date fair value of the award.
(B)	Other perquisites included automobile allowance and related expenses, costs of spousal travel for Company events, and long-term disability insurance.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes the RSUs and PSUs granted to the NEOs in 2022, as well as potential payouts under the 2022 AIP:

GRANTS OF PLAN-BASED AWARDS IN 2022

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Date of Compensation Committee Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(4)
Jason D. Lippert	03/01/22 03/01/22	02/22/22 02/22/22 02/22/22	924,000	1,320,000	2,640,000	-- 14,249(3)	-- 35,622(3)	-- 71,244(3)	17,811(2) --	$2,174,189 $4,348,378
Brian M. Hall	03/01/22 03/01/22	02/22/22 02/22/22 02/22/22	330,750	472,500	826,875	-- 2,550(3)	-- 6,376(3)	-- 12,752(3)	3,826(2) --	$467,040 $778,318
Ryan R. Smith	03/01/22 03/01/22	02/22/22 02/22/22 02/22/22	1,120,000	1,600,000	2,800,000	4,145(3)	-- 10,363(3)	-- 20,726(3)	9,716(2) --	$1,186,032 $1,265,011
Jamie M. Schnur	03/01/22 03/01/22	02/22/22 02/22/22 02/22/22	477,400	682,000	1,193,500	4,016(3)	-- 10,039(3)	-- 20,078(3)	5,020(2) --	$612,791 $1,225,461
Andrew J. Namenye	03/01/22 03/01/22	02/22/22 02/22/22 02/22/22	315,000	450,000	787,500	2,429(3)	-- 6,072(3)	-- 12,144(3)	3,644(2) --	$444,823 $741,209

(1)	Amounts shown in this column represent the potential cash payout amounts under the 2022 AIP for all of the NEOs. The actual payout amounts related to 2022 performance are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents the annual grant of RSUs, which vest ratably each year on the first through the third anniversaries of the respective grant date.

(3)	Represents 2022 ROIC PSUs that would be earned depending on the level of achievement of ROIC-related performance goals over the three-year measurement period of 2022-2024. The final number of units earned could be from 40% of target for performance at the threshold level up to 200% of target for maximum performance. Earned 2022 ROIC PSUs will vest on March 1, 2025.

(4)	Amounts represent the grant date fair value of the awards determined in accordance with ASC 718. For a discussion of assumptions made in determining the grant date fair value, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. Amounts related to PSUs represent the value at the grant date based upon the probable outcome of the performance conditions.

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Grants of Plan-Based Awards

In February 2022, the Compensation Committee approved the 2022 AIP, under which participants could earn incentive compensation based on the level of achievement of certain financial performance measurements in 2022, which for 2022 was based on goals for Adjusted EBIT. In February 2022, the Compensation Committee approved the grant of the 2022 ROIC PSUs and the annual RSUs under the 2018 Plan to the named executive officers. For additional information regarding the 2022 AIP and these equity awards, see “Compensation Discussion and Analysis - Analysis of 2022 Compensation Decisions.”

Equity Award and Incentive Plans

On May 24, 2018, our stockholders approved the 2018 Plan, which provides that the number of shares of our Common Stock that may be the subject of awards and issued under the 2018 Plan is 1,500,000, plus shares subject to any awards outstanding as of May 24, 2018, under the LCI Industries

Equity Award and Incentive Plan, as Amended and Restated (the “2011 Plan”) that subsequently expire, are forfeited or canceled, are settled for cash, are not issued in shares, or are tendered or withheld to pay the exercise price or satisfy any tax withholding obligations related to the award. Following our stockholders’ approval of the 2018 Plan, no further awards may be made under the 2011 Plan. Executive officers and other team members of the Company and its subsidiaries and affiliates, and non-employee Directors, consultants, and others who provide substantial services to the Company and its subsidiaries and affiliates, are eligible to be granted awards under the 2018 Plan. Under the 2018 Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, stock unit awards, other stock-based awards, and cash incentive awards. There were 1,032,403 shares of our Common Stock available for future awards under the 2018 Plan as of December 31, 2022, which number is calculated using the target number of outstanding PSU awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of shares of Common Stock underlying outstanding unvested equity awards held by each NEO as of December 31, 2022:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
	03/01/20	7,015(2)	$648,537	—	—
	03/01/20	63,130(3)	$5,836,369	—	—
	03/01/21	10,393(2)	$960,833	—	—
Jason D. Lippert	03/01/22	18,519(4)	$1,712,082	—	—
	03/01/21	23,386(5)	$2,162,036	—	—
	03/01/22	—	—	37,039(6)	$3,424,256
	03/01/20	1,147(2)	$106,040	—	—
	03/01/20	10,326(3)	$954,639	—	—
	03/01/21	2,138(2)	$197,658	—	—
Brian M. Hall	03/01/22	3,978(4)	$367,766	—	—
	03/01/21	4,808(5)	$444,500	—	—
	03/01/22	—	—	6,630(6)	$612,944
	03/01/20	1,475(2)	$136,364	—	—
	03/01/21	2,429(2)	$224,561	—	—
Ryan R. Smith	03/01/22	10,102(3)	$933,930	—	—
	03/01/21	5,464(4)	$505,147	—	—
	03/01/22	—	—	10,775(5)	$996,149
	03/01/20	1,022(2)	$94,484	—	—
	03/01/20	9,206(3)	$851,095	—	—
	03/01/21	2,642(2)	$244,253	—	—
Jamie M. Schnur	03/01/22	5,220(4)	$482,589	—	—
	03/01/21	5,946(5)	$549,708	—	—
	03/01/22	—	—	10,438(6)	$964,993
	03/01/20	852(2)	$78,767	—	—
	03/01/20	7,670(3)	$709,092	—	—
	03/01/21	1,408(2)	$130,170	—	—
Andrew J. Namenye	03/01/22	3,789(4)	$350,293	—	—
	03/01/21	3,170(5)	$293,067	—	—
	03/01/22	—	—	6,286(6)	$581,141

(1)	Market value determined based on the closing market price of our Common Stock on December 30, 2022 (the last trading day of 2022), of $92.45 per share, multiplied by the number of underlying shares not yet vested.

(2)	Represents RSU awards, including dividends thereon, where applicable, that vest ratably each year on the first through the third anniversaries of the respective March 1st following the grant date.

(3)	Represents the 2020 ROIC PSUs, including dividends thereon, where applicable, that were earned based on achievement of ROIC over the two-year measurement period of 2020-2021 and vested on March 1, 2023.

(4)	Represents RSU awards, including dividends thereon, where applicable, that vest ratably each year on the first through the third anniversaries of the respective grant date. See “Executive Compensation – Compensation Discussion and Analysis – Analysis of 2022 Compensation Decisions.”

(5)	Represents PSU awards, including dividends thereon, where applicable, that were earned based on achievement of ROIC over the two-year measurement period of 2021-2022 and vest on March 1, 2024. See “Executive Compensation – Compensation Discussion and Analysis – Analysis of 2022 Compensation Decisions.”

(6)	Represents PSU awards, including dividends thereon, where applicable, that are earned based on achievement of ROIC over the three-year measurement period of 2022-2024 and vest on March 1, 2025. See “Executive Compensation – Compensation Discussion and Analysis – Analysis of 2022 Compensation Decisions.”

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OPTION EXERCISES AND STOCK VESTED

The following table presents the value realized by the NEOs on the vesting of stock-based awards in 2022.

None of our NEOs hold any stock options, and therefore no stock options were exercised in 2022.

OPTION EXERCISES AND STOCK VESTED IN 2022

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Jason D. Lippert	34,225	$3,912,357
Brian M. Hall	4,335	$503,156
Ryan R. Smith	7,900	$925,309
Jamie M. Schnur	6,529	$746,507
Andrew J. Namenye	3,540	$394,298

(1)	Includes time-based RSUs which vested in 2022.

(2)	Value realized calculated by multiplying the number of shares vested by the closing price of our Common Stock as reported by the NYSE on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains an Executive Non-Qualified Deferred Compensation Plan (the “Deferral Plan”). The Company does not make any contributions to the Deferral Plan, but is responsible for certain costs of administration, which are not significant. Pursuant to the Deferral Plan, the NEOs are eligible to defer all or a portion of their earned base salary and incentive compensation. The Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from the Company’s general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.

The Deferral Plan participant’s account is deemed invested (but is not actually invested) among various deemed investment alternatives selected by the participant. The Company has elected to invest a portion of the compensation deferred by the participant in life insurance policies for the benefit of the Company. The investments within these life insurance policies track the deemed investments selected by the participant in order to generate the funds needed to make payments to the participants. The deemed investments selected by the participant determine the amount of earnings and losses that are credited to the participant’s account.

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The following table summarizes activity in the Deferral Plan by those NEOs who participated in 2022:

NON-QUALIFIED DEFERRED COMPENSATION IN 2022

Name	Executive Contributions in 2022(1)	Aggregate Loss in 2022(2)	Aggregate Withdrawals/ Distributions in 2022	Aggregate Balance at December 31, 2022(3)
Jason D. Lippert	$1,800,000	$(2,647,245)	$—	$14,118,874(4)
Brian M. Hall	$—	$(83,698)	$(51,668)	$381,264(5)
Ryan R. Smith	$300,000	$(77,526)	$—	$478,772(6)
Jamie M. Schnur	$—	$(690,461)	$—	$3,288,924(7)
Andrew J. Namenye	$—	$—	$—	$—

(1)	The executive contributions in 2022 were withheld from each NEO’s Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Amounts represent earnings or losses on the executives’ contributions and have not been included in the Summary Compensation Table.

(3)	Amounts reported in this column previously were reported as compensation to the NEO in the Summary Compensation Table for the previous years.

(4)	Includes cumulative contributions by the participant of $10,392,419, as well as cumulative earnings of $3,726,455.

(5)	Includes cumulative contributions by the participant of $330,752, as well as cumulative earnings of $102,180, and cumulative withdrawals of $51,668.

(6)	Includes cumulative contributions by the participant of $550,000, as well as cumulative losses of $71,228.

(7)	Includes cumulative contributions by the participant of $2,308,407, as well as cumulative earnings of $952,308, and cumulative withdrawals of $283,334.

POTENTIAL PAYMENTS ON TERMINATION

OR CHANGE-IN-CONTROL

Executive Employment Agreements

Each of the NEOs is party to an Executive Employment Agreement with the Company. The Executive Employment Agreements have an initial three-year term with automatic one-year renewals and provide severance payments or other benefits under certain circumstances following termination.

In the event of a termination by the Company without cause (as defined in the Executive Employment Agreement) or by the executive for good reason (as defined in the Executive Employment Agreement), the executive (including each of the NEOs) would be entitled to: (i) an amount equivalent to two years of base salary (at the highest annualized rate in effect at any time within two years of the termination date)(1), (ii) an amount equivalent to two times his or her average bonus during the prior three years (with the average capped at his or her then-current base salary)(2), (iii) amounts payable under the then-current management incentive plan, (iv) accelerated vesting of time-based equity awards, (v) a lump sum amount equivalent to 12 months of COBRA premiums, and (vi) outplacement services for at least six months. The salary and bonus amounts would be paid out in equal weekly payments on the regular payroll cycle over the 24-month period following the termination.

In the event of a termination on account of death, the executive would be entitled to: (i) an amount equivalent to one year of base salary, (ii) incentive compensation (excluding equity awards) that the executive would have been entitled to receive at the end of the year, (iii) accelerated vesting of time-based equity awards, and (iv) performance stock awards remaining outstanding subject to their terms. The base salary portion would be paid out in equal weekly payments on the regular payroll cycle, and incentive compensation would be calculated and paid in accordance with the terms of the applicable plan.

In the event of a termination on account of disability, the executive would be entitled to: (i) the difference between the executive’s base salary and the amount of disability payments received pursuant to disability insurance provided in accordance with the agreement, for a period of one year, (ii) incentive compensation (excluding equity awards) that the executive would have been entitled to receive at the end of the year, (iii) accelerated vesting of time-based equity awards, (iv) performance stock awards remaining outstanding subject to their terms, and (v) a lump sum amount equivalent to 12 months of COBRA premiums. The base salary portion would be paid out in equal weekly payments on the regular payroll cycle, and incentive compensation would be calculated and paid in accordance with the terms of the applicable plan.

(1)	Mr. Smith’s Executive Employment Agreement provides for an amount equivalent to three years of base salary (at the highest annualized rate in effect at any time within two years of the termination date).

(2)	Mr. Smith’s Executive Employment Agreement provides for an amount equivalent to three times his average bonus during the prior three years (with the average capped at his then-current base salary).

56     NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

Executives must sign and not revoke a general release in favor of the Company in order to receive severance or disability amounts under the Executive Employment Agreements. The Executive Employment Agreements for each of the NEOs, excluding Mr. Smith, also include restrictive covenants with respect to non-competition and non-solicitation for a 24-month period following termination of employment and with respect to confidentiality. Mr. Smith’s Executive Employment Agreement includes restrictive covenants with respect to non-competition and non-solicitation for a 36-month period following termination of employment and with respect to confidentiality.

The 2018 Plan and Award Agreements

The 2018 Plan and the related award agreements provide for accelerated vesting under certain circumstances. All unvested RSUs would become fully vested in the event of: (i) the executive’s death or disability; (ii) an approved retirement, a termination of employment by the Company without cause, or a termination by the executive for good reason, except for RSUs with respect to which less than one year has elapsed since the grant date; (iii) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested RSUs; and (iv) a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested RSUs.

With respect to PSUs, in the event of: (a) an executive’s death or disability, (1) if that event occurs before the last day of the performance period, the target number of PSUs, prorated, will be deemed earned and will fully vest, and (2) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest; (b) an executive’s approved retirement, a termination of employment by the Company without cause, or a termination by the executive for good reason, (1) if that event occurs before the last day of the performance period, a number of PSUs based on the actual level of achievement of the performance goals, prorated, will be deemed earned and will fully vest on the scheduled vesting date, and (2) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest; on the scheduled vesting date and (c) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested PSUs or a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested PSUs, (1) if that event occurs before the last day of the performance period, the target number of PSUs, prorated, will be deemed earned and will fully vest, and (2) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest.

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POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL TABLE

The table below reflects the estimated value of compensation and benefits payable to each of the NEOs upon the occurrence of certain events. The amounts in the table are based on a hypothetical termination or change in control date of December 31, 2022.

Name/Benefit	Involuntary Termination Without Cause or for Good Reason (2)	Involuntary Termination Due to Disability(3)	Involuntary Termination Due to Death	Change in Control; Awards not Assumed or Involuntary Termination Without Cause or for Good Reason Within 24 Months after a Change in Control (4)
Jason D. Lippert
Base salary	$2,200,000	$1,100,000	$1,100,000	$—
Annual bonus	$2,200,000	$—	$—	$—
Current AIP	$2,640,000	$2,640,000	$2,640,000	$—
Other benefits	$78,210	$20,753	$—	$—
Acceleration of unvested equity	$12,461,274	$12,417,607	$12,417,607	$12,417,607
Total Benefits(1)	$19,579,484	$16,178,360	$16,157,607	$12,417,607
Brian M. Hall
Base salary	$1,050,000	$525,000	$525,000	$—
Annual bonus	$1,050,000	$—	$—	$—
Current AIP	$826,875	$826,875	$826,875	$—
Other benefits	$69,262	$20,753	$—	$—
Acceleration of unvested equity	$2,274,917	$2,267,090	$2,267,090	$2,267,090
Total Benefits(1)	$5,271,054	$3,639,718	$3,618,965	$2,267,090
Ryan R. Smith
Base salary	$2,400,000	$800,000	$800,000	$—
Annual bonus	$2,400,000	$—	$—	$—
Current AIP	$2,800,000	$2,800,000	$2,800,000	$—
Other benefits	$72,370	$20,753	$—	$—
Acceleration of unvested equity	$2,132,051	$2,119,355	$2,119,355	$2,119,355
Total Benefits(1)	$9,804,421	$5,740,108	$5,719,355	$2,119,355
Jamie M. Schnur
Base salary	$1,240,000	$620,000	$620,000	$—
Annual bonus	$1,240,000	$—	$—	$—
Current AIP	$1,193,500	$1,193,500	$1,193,500	$—
Other benefits	$75,099	$20,753	$—	$—
Acceleration of unvested equity	$2,543,793	$2,531,497	$2,531,497	$2,531,497
Total Benefits(1)	$6,292,392	$4,365,750	$4,344,997	$2,531,497
Andrew J. Namenye
Base salary	$1,000,000	$500,000	$500,000	$—
Annual bonus	$1,000,000	$—	$—	$—
Current AIP	$787,500	$787,500	$787,500	$—
Other benefits	$70,216	$20,753	$—	$—
Acceleration of unvested equity	$1,755,102	$1,748,507	$1,748,507	$1,748,507
Total Benefits	$4,612,818	$3,056,760	$3,036,007	$1,748,507

(1)	Deferred compensation balances are not included above as the Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions. For additional information regarding the NEOs’ deferred compensation balances under the Deferral Plan, see the Non-Qualified Deferred Compensation Table.

(2)	For the PSUs granted in 2022, because the NEO would receive the actual number of earned PSUs, prorated, following the end of the performance period, the accelerated amount in the table assumes that the target level of performance is achieved.

(3)	Amounts payable by the Company will be reduced by the disability payments received by the executive.

(4)	Upon involuntary termination without cause or for good reason, the NEO would also receive the base salary, annual bonus, current AIP, and other benefits as noted in the “Involuntary Termination Without Cause or for Good Reason” column.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plan. All information is as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	583,082	—	889,476
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	583,082	—	889,476

(1)	Consists of DSUs, RSUs, and PSUs. The number of PSUs included in these amounts consists of (a) the actual number of PSUs earned for the completed performance periods that included 2022 and (b) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the PSUs granted in 2022 that will be earned depending on the level of achievement of ROIC performance goals over the three-year measurement period of 2022-2024. The actual number of shares that will be issued under the PSUs referenced in clause (b) depends on the performance over the applicable performance period.

(2)	DSUs, PSUs, and RSUs do not have an exercise price and, therefore, they have been excluded from the weighted average exercise price calculation in this column.

(3)	Pursuant to the 2018 Plan, which was approved by stockholders in May 2018, the Company may grant stock options, stock appreciation rights, restricted stock awards, stock unit awards, other stock-based awards, and cash incentive awards. The number of PSUs included in the amounts in this column in the table removes from the number of securities remaining available for future issuance (a) the actual number of PSUs earned for the completed performance periods of 2022 and (b) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the PSUs described in footnote (1) above. If the target number of unearned PSU awards was used in this calculation, instead of the maximum number used in the table above, the number of shares available for grant of new awards under the 2018 Plan was 1,032,403 as of December 31, 2022. The 2018 Plan is the Company’s only existing equity compensation plan.

CEO PAY RATIO

We are providing the following information about the relationship of the annual total compensation of our team members and the annual total compensation of Jason D. Lippert, our President and Chief Executive Officer (“CEO”):

For 2022, our last completed fiscal year:

•	the annual total compensation of our median team member was $54,079; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 49 of this Proxy Statement, was $10,533,675.

Based on this information for fiscal year 2022, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median team member was 195:1. We used reasonable estimates in the methodology used to identify the median team member and calculate the annual total compensation of the median team member in a manner consistent with SEC rules and guidance. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2022, our employee population consisted of approximately 11,050 U.S. team members and 1,725 non-U.S. team members. We elected to exclude all of our team members located in Tunisia (approximately 110 individuals total) from our determination of the median team member pursuant to the de minimis exemption permitted under SEC rules. The median employee was selected from an adjusted team member population of 12,665 employees (excluding our CEO).

We identified our median employee based on the total payroll earnings actually paid during fiscal year 2022 to the above-mentioned 12,665 members of our workforce (including full-time and part-time), other than our CEO, who were employed on December 31, 2022.

For purposes of determining the total payroll earnings actually paid, we included: the amount of base salary the team member received during the year, the amount of any cash incentives paid to the team member in the year (which include annual cash incentives that are generally paid in January or February for performance during the prior fiscal year), and the value of any equity grants that vested during the year based on the value of the shares on the date of vesting. We did not include any adjustments for the value of benefits provided, but we did include certain adjustments for the annualization of pay for any team members who were employed by us for only part of the year.

Once we identified our median team member, we then determined that team member’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.

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PAY VERSUS PERFORMANCE

The following table sets forth information regarding compensation of our CEO (referred to as our “PEO” in this section) and our other NEOs (the “Non-PEO NEOs”) on an average basis, along with total shareholder return, net income, and Adjusted EBIT for our fiscal years 2022, 2021, and 2020, as required by the SEC’s pay versus performance rules. For information regarding the Compensation Committee’s pay-for-performance philosophy and how executive compensation is aligned with Company performance, refer to the CD&A.

Pay Versus Performance Tables (“PVP”)

Year	SCT Total for PEO(1)	CAP to PEO(4)	Average SCT Total for Non-PEO NEOs(1)	Average CAP to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Adjusted EBIT ($mm)(3)
					TSR	Peer Group TSR(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$10,533,675	$(2,915,608)	$3,770,625	$1,515,940	$94	$102	$395	$553
2021	$10,993,750	$24,642,255	$3,792,843	$5,626,233	$153	$151	$288	$398
2020	$9,509,751	$13,440,874	$2,299,341	$2,809,689	$124	$123	$158	$247

Legend

SCT — “Summary Compensation Table”

CAP — “Compensation Actually Paid”

TSR — “Total Shareholder Return”

(1)  The following individuals are included as PEO and Non-PEO NEOs in the table above.

Years	PEO	Non-PEO NEOs
2022 - 2020	Jason D. Lippert	Brian M. Hall
Ryan R. Smith
Jamie M. Schnur
Andrew J. Namenye

(2)	Our peer group for the calculation of TSR is the S&P Composite 1500 Auto Parts & Equipment Index, which is the industry index used in our stock price performance graph in our 2022 Annual Report to Stockholders.

(3)	Adjusted EBIT is identified as our company-selected measure. Adjusted EBIT is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

(4)	The following adjustments were made to adjust SCT total pay in determining CAP. No adjustments were required in respect of stock options as none were granted and included in the SCT during 2020 - 2022.

NEO	Year	SCT Total	Deductions from SCT Total		Additions or Deductions to SCT Total		CAP
			Amounts Reported in the Summary Compensation Table Stock Awards Column	Amounts Reported in the Summary Compensation Table for Pension Value ($)	Value of Equity Award Adjustments Calculated in Accordance with CAP Requirements(a)	Value of Service Cost and Prior Service Cost under the Pension Plans
Jason D. Lippert	2022	$10,533,675	$(6,522,567)	—	$(6,926,716)	—	$(2,915,608)
	2021	$10,993,750	$(5,245,239)	—	$18,893,744	—	$24,642,255
	2020	$9,509,751	$(5,316,527)	—	$9,247,650	—	$13,440,874
Average for	2022	$3,770,625	$(1,680,171)	—	$(574,514)	—	$1,515,940
Non-PEO	2021	$3,792,843	$(1,087,172)	—	$2,920,563	—	$5,626,233
NEOs	2020	$2,299,341	$(707,881)	—	$1,218,229	—	$2,809,689

(a) The following elements comprise the equity fair value adjustments included in CAP.

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NEO	Year	Fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	Change in fair value at FY end versus prior FY end for awards granted in any prior FY that remained outstanding	Change in fair value at vesting date versus prior FY end for awards granted in any prior FY that vested during the FY	Total Equity Adjustments Reflected in CAP
Jason D. Lippert	2022	$3,128,591	$(6,657,207)	$(3,398,100)	$(6,926,716)
	2021	$9,113,251	$9,213,995	$566,498	$18,893,744
	2020	$8,564,877	$1,017,350	$(334,577)	$9,247,650
Average for	2022	$854,897	$(1,049,842)	$(379,569)	$(574,514)
Non-PEO	2021	$1,888,872	$940,829	$90,862	$2,920,563
NEOs	2020	$1,101,643	$153,430	$(36,843)	$1,218,229

Relationship Between Compensation Actually Paid and Performance

The following charts show, for each of 2020, 2021, and 2022, the relationship between CAP to our PEO and to the average of our Non-PEO NEOs, to our TSR, our peer group’s TSR, our net income, and our Adjusted EBIT.

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TSR was not used as a performance measure in our 2022 annual cash incentive or equity programs. However, the fact that stock price impacts the value of outstanding and vested equity awards means that there is some relationship between CAP and our TSR performance.

Our company-selected measure is Adjusted EBIT, which accounted for 100% of the outcome under our annual cash incentive program in 2022. Even with the weight of this measure in our incentive framework, there is a limited relationship with CAP. Similarly, we do not use GAAP net income in our incentive plans. Accordingly, there is a limited relationship with CAP.

Tabular List of Company Performance Measures

For the fiscal year ended December 31, 2022, Adjusted EBIT is identified as the most important financial performance measure in linking “compensation actually paid” to our performance; Adjusted EBIT was the only performance measure used in our annual cash incentive program in 2022. The other most important financial performance measure used in 2022 in linking “compensation actually paid” to our performance is ROIC; ROIC was the only performance measure used in our PSU awards granted in 2022. We only used these two financial measures in our 2022 incentive plans, so only those two are being disclosed in the following table.

Tabular List of Most Important Measures
(1) Adjusted EBIT
(2) ROIC

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TRANSACTIONS WITH RELATED PERSONS

The Company currently has nearly 13,000 team members and seeks to employ the most qualified candidates. Consequently, the Company does not preclude the hiring of family members of incumbent Directors and executive officers. The compensation of each of the following team members was established in accordance with the Company’s employment and compensation practices applicable to team members with equivalent qualifications, experience, and responsibilities.

During 2022, the Company employed Jason D. Lippert as President and Chief Executive Officer of the Company, who received total salary and incentive compensation of $10,533,675 (see “Executive Compensation - Summary Compensation Table”), and Lippert Components, Inc. employed Jarod Lippert as Vice President of Marketing and Public Relations, who received total compensation of $452,083, and Jayde Lippert as Business Development Manager, who received total compensation of $211,284. Jason D. Lippert, Jarod Lippert, and Jayde Lippert, brothers, have been employed by Lippert Components, Inc. in excess of 28, 21, and 8 years, respectively.

Approval of Certain Related Person Transactions

The Corporate Governance, Nominating, and Sustainability Committee is charged with reviewing and approving or ratifying any transaction between the Company and a related person, which is required to be disclosed under the rules of the SEC. For purposes of this practice, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Corporate Governance, Nominating, and Sustainability Committee shall consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a Director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate, including any third-party fairness opinions or other expert review obtained by the Company in connection with the transaction.

Any Corporate Governance, Nominating, and Sustainability Committee member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.

Compensation Committee Interlocks and Insider Participation

During a portion or all of fiscal 2022, Messrs. Crespo and Deely and Mses. Henkels and Mains served on the Compensation Committee of our Board of Directors, all of whom are independent, non-employee Directors. No member of this Committee has had any relationship with our Company requiring disclosure in this Proxy Statement other than service as a Director. No executive officer of the Company serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee, and there are no “interlocks,” as defined by the SEC.

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Proposal 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules require that the Company seek a non-binding advisory vote from its stockholders to approve the compensation of our NEOs as described in this Proxy Statement.

Our executive compensation policy is designed to enable the Company to attract, motivate, and retain highly qualified senior executives who have the skills to drive our continued profitability, growth, and success by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contributions, as well as overall business results, and to align executive and stockholder interests. Accordingly, we reward performance in excess of pre-established targets of, generally, Adjusted EBIT and ROIC, and we avoided establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations. A significant portion of the total compensation paid to our NEOs is in the form of long-term equity.

At the Annual Meeting of Stockholders held on May 19, 2022, in the advisory vote, 97% of the votes cast voted in favor of the 2021 compensation. We believe the compensation program changes that we have implemented this year, and have put in place going forward, help align executive and stockholder interests. Although the vote was non-binding, the Compensation Committee reviewed the results of the vote and engaged in the stockholder outreach program described beginning on page 37 of this Proxy Statement.

We are requesting stockholder advisory approval of the compensation paid to our NEOs as described in this Proxy Statement, including the disclosures under “Executive Compensation – Compensation Discussion and Analysis,” the compensation tables, and the related information and discussion. The vote is intended to address the overall compensation paid to our NEOs and the policies and practices described in this Proxy Statement.

The vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, we value the opinions of our stockholders, and we will carefully consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

For the reasons stated, the Board of Directors recommends a vote FOR the following non-binding resolution:

"RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related information and discussion, is hereby APPROVED."

The Board of Directors recommends that you vote FOR adoption of the resolution approving the compensation paid to our NEOs as described in this Proxy Statement.

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Proposal 3. ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14(a) of the Securities Exchange Act, we are providing stockholders with a non-binding advisory vote on how frequently we will hold future non-binding advisory votes on executive compensation as provided for in the previous proposal. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years. In addition, stockholders may abstain from voting. We last conducted a non-binding advisory vote on the frequency of the say-on-pay vote at our 2017 Annual Meeting of Stockholders, at which a majority of our stockholders voted to hold the say-on-pay vote every year, and we have since held the say-on-pay vote on an annual basis.

Since we are required to hold an advisory vote on frequency at least once every six years, and it has been six years since the last such frequency vote, we are including in this proxy statement a proposal for a non-binding advisory vote as to whether future say-on-pay votes should be held every year, every two years, or every three years. After consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for LCI Industries. Therefore, the Board of Directors recommends that you vote for an annual advisory vote on executive compensation.

The Board of Directors will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote more or less frequently than the alternative that has been selected by stockholders.

The Board of Directors recommends that you vote for a frequency of ONE YEAR as most appropriate for the Company and its stockholders at this time.

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Proposal 4. RATIFICATION OF APPOINTMENT OF AUDITORS

It is proposed that the stockholders ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as independent auditors for the purpose of auditing and reporting on the consolidated financial statements and internal control over financial reporting of the Company for the year ending December 31, 2023. KPMG is an independent registered public accounting firm. It is expected that a representative of that firm will be present at the Annual Meeting and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

If the holders of a majority in voting power of the outstanding shares of Common Stock which are present virtually or by proxy at the meeting and entitled to vote thereon do not approve the proposal, the Audit Committee will reconsider its choice, taking into consideration the views of the stockholders, and may, but will not be required to, appoint a different independent registered public accounting firm.

Fees for Independent Auditors

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2022, and 2021:

	2022	2021
Audit Fees:

Consists of fees billed for professional services rendered for the annual audit of the Company’s financial statements and for the reviews of the interim financial statements included in the Company’s Quarterly Reports	$1,750,000	$1,720,000
Audit-Related Fees:

Consists primarily of fees billed for transaction-related services	$—	$—
Tax Fees:
Consists of fees billed for tax planning and compliance, assistance with the preparation of tax returns, tax services rendered in connection with acquisitions made by the Company, and advice on other tax-related matters	$—	$—
All Other Fees:

Other Services	$—	$—

Total	$1,750,000	$1,720,000

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee does not delegate to Management its responsibilities to preapprove services performed by the independent auditors. All services performed by KPMG were approved by the Audit Committee.

The Board of Directors recommends that you
vote FOR ratification of the appointment of
KPMG LLP as independent auditors for the year
ending December 31, 2023.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) serves as a representative of the Company’s Board of Directors, and is responsible for providing independent, objective oversight of the Company’s (i) financial reporting processes and integrity of the financial statements, (ii) system of internal control, (iii) internal audit function, (iv) appointment, independence, and performance of the independent auditor, and (v) compliance with legal and regulatory requirements and ethical standards. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.lci1.com/investors under “Governance.” The Audit Committee currently consists of Virginia L. Henkels (Chair), James F. Gero, Tracy D. Graham, Stephanie K. Mains, Linda K. Myers, and Kieran M. O’Sullivan, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and each of whom, except Ms. Myers, has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC.

Independent Registered Public Accounting Firm

In fulfilling the Audit Committee’s oversight responsibility of the external auditor, the Audit Committee reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance and work quality of the auditor, the auditor’s familiarity with the Company’s global operations and accounting policies and practices, lead partner selection, and auditor tenure, among other things. The Audit Committee has received the written disclosures and the letter from KPMG LLP ("KPMG"), the Company’s independent registered public accounting firm for 2022, required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. Based on this review, the Audit Committee has concluded KPMG is independent. To assist with the Committee’s annual assessment of the performance of the independent registered public accounting firm, the Audit Committee uses an evaluation framework, which includes the solicitation of feedback from members of Management and the Committee. The Audit Committee also reviews the PCAOB Inspection Report and KPMG’s U.S. Transparency Report, among other items to assess audit quality. After considering the items mentioned above, the Audit Committee appointed KPMG as the Company’s independent auditor for 2023 and believes this appointment is in the best interests of the Company and its stockholders. KPMG has served as the Company’s auditor since 1980, and the current lead audit partner has held that position since 2021.

System of Internal Control

Management is responsible for establishing and maintaining the Company’s system of internal control over financial reporting. KPMG is responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. As set forth in its Charter, the Committee regularly discusses and reviews the adequacy of those controls as tested and evaluated by Management and KPMG throughout the year. The Committee acts in an oversight capacity and relies on the work and assurances of Management, other advisors retained by the Company, and KPMG’s evaluation of the effectiveness of the Company’s internal control over financial reporting.

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Financial Statements Recommendation

The Audit Committee has reviewed and discussed with Management and KPMG the Company’s audited financial statements for the year ended December 31, 2022. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also reviewed and discussed with Management and KPMG the critical audit matters; critical accounting policies, practices, and estimates; risks; and the other matters required to be discussed by the applicable requirements of the PCAOB and the SEC. KPMG is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB, and to issue a report thereon.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

The foregoing report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.	AUDIT COMMITTEE Virginia L. Henkels, Chair James F. Gero Tracy D. Graham Stephanie K. Mains Linda K. Myers Kieran M. O’Sullivan

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the only business which Management intends to present, or knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy solicited from holders of the Common Stock to vote the proxy on such matters in accordance with their judgment, subject to NYSE rules.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting to be held in 2024, the Company must receive the written proposal at its principal executive offices on or before December 8, 2023. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Additionally, the Company’s bylaws establish an advance notice procedure relating to director nominations and stockholder proposals that are not submitted for inclusion in the Company’s Proxy Statement, but that the stockholder instead wishes to present directly at an annual meeting. To be properly brought before the Annual Meeting to be held in 2024, the stockholder must give timely written notice of the nomination or proposal to:

Corporate Secretary

LCI Industries

52567 Independence Ct.

Elkhart, Indiana 46514

To be timely, a stockholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. For the Annual Meeting to be held in 2024, such notice must be delivered no earlier than January 19, 2024, and no later than February 18, 2024. In the event that the date of the annual meeting is advanced by more than 30 or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal. A copy of the Company’s bylaws, including the advance notice requirements, may be obtained upon request to the Company’s Secretary at the address noted above.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 19, 2024.

By Order of the Board of Directors,

ANDREW J. NAMENYE

Executive Vice President, Chief Legal Officer, and Corporate Secretary

April 6, 2023

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Under the Company’s 2022 AIP approved by the Compensation Committee for the Company’s senior officers, participants earn incentive compensation based on the results of Company financial performance measurements for the program year which, for 2022, was based on Adjusted EBIT, a non-GAAP measure. The Company defines Adjusted EBIT as consolidated net income before interest and taxes (labeled “Operating profit” on the Company’s Consolidated Statement of Income), as adjusted by the Committee for events that are unusual in nature or infrequently occurring, including without limitation a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles. Adjusted EBIT is not calculated in accordance with, nor is it a substitute for, GAAP measures. The Company considers non-GAAP Adjusted EBIT as a profitability measure in evaluating and managing the Company’s operations and in evaluating the performance of its senior officers. The determination of Adjusted EBIT may not be comparable to similarly titled measures used by other companies. A reconciliation of Adjusted EBIT to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.

(in thousands)	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income, as reported GAAP	$394,974	$287,739	$158,440
Add back:
Interest expense, net	$27,573	$16,366	$13,453
Provision for income taxes	$130,481	$94,305	$51,041
Adjusted EBIT (non-GAAP)	$553,028	$398,410	$222,934

The Company defines EBITDA as consolidated net income before interest, taxes, depreciation, and amortization (labeled “Operating profit” on the Company’s Consolidated Statement of Income), adjusted to exclude interest expense, net, provision for income taxes, depreciation expense and amortization expense, and, if applicable for a certain period, as adjusted by the Committee for events that are unusual in nature or infrequently occurring, including without limitation a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles. EBITDA is not calculated in accordance with, nor is it a substitute for, GAAP measures. The Company considers non-GAAP EBITDA as a profitability measure in evaluating and managing the Company’s operations and in evaluating the performance of its senior officers. The determination of EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.

(in thousands)	Year Ended December 31, 2022	Year Ended December 31, 2021
Net income, as reported GAAP	$394,974	$287,739
Add back:
Interest expense, net	$27,573	$16,366
Provision for income taxes	$130,481	$94,305
Depreciation expense	$72,839	$64,755
Amortiztion expense	$56,373	$47,565
EBITDA (non-GAAP)	$682,240	$510,730

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES     73

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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES     75

LCI INDUSTRIES

LIPPERT

Copyright © 2023 Lippert
All rights reserved. No part of this publication may be reproduced, distributed, transmitted, or used in any form or by any means, including photocopying, recording, or other electronic or mechanical methods, without the prior written permission of Lippert Components, Inc.

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2023020409-RA

LCI INDUSTRIES

LCI INDUSTRIES
3501 COUNTY ROAD 6 EAST
ELKHART, IN 46514

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LCII2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05323-P83587 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LCI INDUSTRIES

The Board of Directors recommends you vote FOR the following:

Nominees:

	For	Against	Abstain
1a. Tracy D. Graham	☐	☐	☐
1b. Brendan J. Deely	☐	☐	☐
1c. James F. Gero	☐	☐	☐
1d. Virginia L. Henkels	☐	☐	☐
1e. Jason D. Lippert	☐	☐	☐
1f. Stephanie K. Mains	☐	☐	☐
1g. Linda K. Myers	☐	☐	☐
1h. Kieran M. O'Sullivan	☐	☐	☐
1i. David A. Reed	☐	☐	☐
1j. John A. Sirpilla	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain
2. To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3.	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.	For	Against	Abstain
4. To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, the persons named as proxies are authorized to vote on any other business that may properly come before the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V05324-P83587

LCI INDUSTRIES
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2023

The stockholder(s) hereby appoint(s) Jason D. Lippert and Andrew J. Namenye, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of LCI Industries that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Eastern Time, on May 18, 2023, in a virtual format only, and any adjournment or postponement thereof. Stockholders as of the close of business on March 24, 2023, the record date, may participate in and vote at the Annual Meeting by accessing www.virtualshareholdermeeting.com/LCII2023 and entering the 16-digit control number on the proxy card, notice of internet availability of proxy materials, or voting instruction form previously received. Online access to the meeting will begin at 8:55 A.M. Eastern Time on the date of the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, (1) THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4, AND 1 YEAR ON PROPOSAL 3, AND (2) UPON ALL OTHER MATTERS, THE PROXIES WILL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side